CREDIT AGREEMENT



                          Dated as of November 7, 2002



                                      among



                    QUEST RESOURCE CORPORATION, as Borrower,



                          WELLS FARGO BANK TEXAS, N.A.,
                as Issuing Bank, Administrative Agent and a Bank,



                                       and



                THE OTHER FINANCIAL INSTITUTIONS AS PARTY HERETO

                                TABLE OF CONTENTS

                                                                Page

      ARTICLE I  DEFINITIONS                                       1
      ----------------------

         1.01 Certain Defined Terms................................1
         --------------------------

         1.02 Other Interpretive Provisions........................15
         ----------------------------------

         1.03 Accounting Principles................................15
         --------------------------

      ARTICLE II  THE CREDIT                                       16
      ----------------------

         2.01 Amounts and Terms of the Commitment..................16
         ----------------------------------------

         2.02 [Reserved]...........................................17
         ---------------

         2.03 Optional Prepayments.................................17
         -------------------------

         2.04 Borrowing Base Determinations, Mandatory Prepayments
              ----------------------------------------------------
              of Loans ............................................17
              --------

              (a) Scheduled Borrowing Base Determinations..........17
              -------------------------------------------

              (b) Mezzanine Borrowing Base.........................18
              ----------------------------

              (c) Bank's Sole Discretion...........................18
              --------------------------

              (d) Mandatory Prepayments of Loans...................18
              ----------------------------------

         2.05 Repayment............................................18
         --------------

              (a) The Loans........................................18
              -------------

              (b) Interest.........................................18
              ------------

         2.06 Fees.................................................19
         ---------

              (a) Facility Fee.....................................19
              ----------------

              (b) Increase in Borrowing Base.......................19
              ------------------------------

              (c) Commitment Fees..................................19
              -------------------

              (d) Letter of Credit Fees............................19
              -------------------------

         2.07 Computation of Fees and Interest.....................20
         -------------------------------------

         2.08 Payments by Borrower; Borrowings Pro Rata............20
         ----------------------------------------------

         2.09 Issuing the Letters of Credit........................21
         ----------------------------------

         2.10 Payments by the Banks to Administrative Agent........23
         --------------------------------------------------

         2.11 Sharing of Payments, Etc.............................24
         ------------------------------

      ARTICLE III  TAXES, YIELD PROTECTION AND ILLEGALITY          24
      ---------------------------------------------------

         3.01 Taxes................................................24
         ----------

         3.02 Increased Costs and Reduction of Return..............25
         --------------------------------------------

         3.03 Survival.............................................25
         -------------

         3.04 Foreign Lenders, Participants, and Assignees.........26
         -------------------------------------------------

         3.05 Withholding Tax......................................26
         --------------------

      ARTICLE IV  SECURITY                                         27
      --------------------

         4.01 Agreement to Deliver Security Documents..............27
         --------------------------------------------

         4.02 Perfection and Protection of Security Interests
         ----------------------------------------------------
              and Liens............................................27
              ---------

         4.03 Offset...............................................28
         -----------

         4.04 Letters in Lieu/Power of Attorney....................28
         --------------------------------------

         4.05 Assignment of Runs...................................28
         -----------------------

         4.06 Authorization to File Financing Statements...........29
         -----------------------------------------------

      ARTICLE V  CONDITIONS PRECEDENT                              29
      -------------------------------

         5.01 Conditions of Initial Loans..........................29
         -------------------------------

              (a) Subsidiary Mergers and Acquisitions..............29
              ---------------------------------------

              (b) Credit Agreement, Notes and Security Documents...30
              --------------------------------------------------

              (c) Releases of Existing Liens.......................30
              ------------------------------

              (d) Subsidiary Guaranties............................30
              -------------------------

              (e) Simultaneous Closing.............................30
              ------------------------

              (f) Subordination Agreement..........................30
              ---------------------------

              (g) Resolutions; Incumbency; Organization Documents..30
              --------------------------------------------------

              (h) Certificates.....................................30
              ----------------

              (i) Payment of Fees..................................30
              -------------------

              (j) Opinions of Counsel..............................31
              -----------------------

              (k) Title............................................31
              ---------

              (l) Environmental....................................31
              -----------------

              (m) Company Due Diligence............................31
              -------------------------

              (n) Insurance Certificates...........................31
              --------------------------

              (o) Derivative Contracts.............................31
              ------------------------

              (p) Operating Agreements.............................31
              ------------------------

              (q) Contingent Liabilities...........................31
              --------------------------

              (r) Other Documents..................................31
              -------------------

         5.02 Conditions to All Loans..............................32
         ----------------------------

              (a) Notice...........................................32
              ----------

              (b)Continuation of Representations and Warranties....32
              -------------------------------------------------

              (c) No Existing Default..............................32
              -----------------------

              (d) No Material Adverse Effect.......................32
              ------------------------------

      ARTICLE VI  REPRESENTATIONS AND WARRANTIES                   32
      ------------------------------------------

         6.01 Existence and Authority..............................32
         ----------------------------

         6.02 Organizational Authorization; No Contravention.......32
         ---------------------------------------------------

         6.03 Governmental Authorization...........................32
         -------------------------------

         6.04 Binding Effect.......................................32
         -------------------

         6.05 Litigation...........................................33
         ---------------

         6.06 No Default...........................................33
         ---------------

         6.07 ERISA................................................33
         ----------

         6.08 Margin Regulations...................................34
         -----------------------

         6.09 Title to Oil and Gas Properties......................34
         ------------------------------------

         6.10 Oil and Gas Operations...............................34
         ---------------------------

         6.11 Initial Reserve Report...............................34
         ---------------------------

         6.12 Gas Imbalances.......................................34
         -------------------

         6.13 Taxes................................................34
         ----------

         6.14 Financial Condition..................................35
         ------------------------

         6.15 Environmental Matters................................35
         --------------------------

         6.16 Regulated Entities...................................35
         -----------------------

         6.17 No Burdensome Restrictions...........................35
         -------------------------------

         6.18 Copyrights, Patents, Trademarks and Licenses, etc....35
         -------------------------------------------------------

         6.19 Subsidiary...........................................35
         ---------------

         6.20 Insurance............................................35
         --------------

         6.21 Full Disclosure......................................36
         --------------------

         6.22 Solvency.............................................36
         -------------

         6.23 Capitalization and Subsidiaries......................36
         ------------------------------------

         6.24 Relationship of Credit Parties.......................36
         -----------------------------------

      ARTICLE VII  AFFIRMATIVE COVENANTS                           36
      ----------------------------------

         7.01 Financial Statements.................................36
         -------------------------

         7.02 Certificates; Other Production and Reserve
              Information1.........................................37

         7.03 Notices..............................................37
         ------------

         7.04 Preservation of Company Existence, Etc...............38
         --------------------------------------------

         7.05 Maintenance of Mortgaged Properties..................38
         ----------------------------------------

         7.06 Insurance............................................39
         --------------

         7.07 Payment of Obligations...............................39
         ---------------------------

         7.08 Compliance with Laws.................................39
         -------------------------

         7.09 Inspection of Property and Books and Records.........39
         -------------------------------------------------

         7.10 Environmental Laws...................................40
         -----------------------

         7.11 Use of Proceeds......................................40
         --------------------

         7.12 Additional Collateral................................40
         --------------------------

              (a) Lien in Oil and Gas Properties...................40
              ----------------------------------

              (b) Title Information................................40
              ---------------------

              (c) Legal Opinions...................................40
              ------------------

              (d) Subordination of Obligor's Liens.................41
              ------------------------------------

         7.13 Further Assurances...................................42
         -----------------------

         7.14 Subsidiary Guaranties................................42
         --------------------------

         7.15 Mandatory Hedging Program............................42
         ------------------------------

         7.16 Phase I Reports......................................42
         --------------------

         7.17 ERISA Information and Compliance.....................42
         -------------------------------------

      ARTICLE VIII  NEGATIVE COVENANTS                             43
      --------------------------------

         8.01 Limitation on Liens..................................43
         ------------------------

         8.02 Disposition of Assets................................44
         --------------------------

         8.03 Consolidations and Mergers...........................44
         -------------------------------

         8.04 Loans and Investments................................44
         --------------------------

         8.05 Limitation on Indebtedness...........................45
         -------------------------------

         8.06 Transactions with Affiliates.........................45
         ---------------------------------

         8.07 Margin Stock.........................................45
         -----------------

         8.08 Contingent Obligations...............................45
         ---------------------------

         8.09 Mezzanine Debt Payment...............................46
         ---------------------------

         8.10 Restricted Payment...................................46
         -----------------------

         8.11 Minimum Consolidated Tangible Net Worth..............46
         --------------------------------------------

         8.12 Total Consolidated Funded Debt to EBITDA.............46
         ---------------------------------------------

         8.13 Current Ratio........................................46
         ------------------

         8.14 Change in Business...................................46
         -----------------------

         8.15 Accounting Changes...................................46
         -----------------------

         8.16 Derivative Contracts.................................47
         -------------------------

         8.17 ERISA Compliance.....................................47
         ---------------------

      ARTICLE IX  EVENTS OF DEFAULT                               48
      -----------------------------

         9.01 Event of Default....................................48
         ---------------------

              (a) Non-Payment.....................................48
              ---------------

              (b) Guaranties......................................48
              --------------

              (c) Representation or Warranty......................48
              ------------------------------

              (d) Specific Defaults...............................49
              ---------------------

              (e) Other Defaults..................................49
              -----------------

              (f) Cross-Default...................................49
              -----------------

              (g) Insolvency; Voluntary Proceedings...............49
              -------------------------------------

              (h) Involuntary Proceedings.........................49
              ---------------------------

              (i) Monetary Judgment...............................49
              ---------------------

              (j) Loss of Permit..................................50
              ------------------

              (k) Adverse Change..................................50
              ------------------

              (l) Change of Control, Change of Management.........50
              -------------------------------------------

         9.02 Remedies............................................50
         -------------

         9.03 Rights Not Exclusive................................51
         -------------------------

ARTICLE X  AGENTS.................................................51
-----------------

         10.01 Appointment and Authorization......................51
         -----------------------------------

         10.02 Delegation of Duties...............................51
         --------------------------

         10.03 Liability of Administrative Agent..................51
         ---------------------------------------

         10.04 Reliance by Administrative Agent...................52
         --------------------------------------

         10.05 Notice of Default..................................52
         ----------------------

         10.06 Credit Decision....................................52
         ---------------------

         10.07 Indemnification....................................53
         ---------------------

         10.08 Administrative Agent in Individual Capacity........53
         -------------------------------------------------

         10.09 Successor Administrative Agent.....................53
         ------------------------------------

      ARTICLE XI  MISCELLANEOUS                                   54
      -------------------------

         11.01 Amendments and Waivers.............................54
         ----------------------------

         11.02 Notices............................................55
         -------------

         11.03 No Waiver; Cumulative Remedies.....................55
         ------------------------------------

         11.04 Costs and Expenses.................................56
         ------------------------

         11.05 Indemnity..........................................56
         ---------------

         11.06 Payments Set Aside.................................56
         -----------------------

         11.07 Successors and Assigns.............................57
         ----------------------------

         11.08 Assignments........................................57
         -----------------

         11.09 Set-off............................................58
         -------------

         11.10 Interest...........................................58
         --------------

         11.11 Automatic Debits of Fees...........................59
         ------------------------------

         11.12 Notification of Addresses, Lending Offices, Etc....59
         ------------------------------------------------------

         11.13 Counterparts.......................................59
         ------------------

         11.14 Severability.......................................59
         ------------------

         11.15 No Third Parties Benefited.........................59
         --------------------------------

         11.16 GOVERNING LAW......................................60
         --------------------

         11.17 ARBITRATION........................................61
         -----------------

         (a) Arbitration.........................................61
         ---------------

              (b) Governing Rules................................61
              -------------------

              (c) No Waiver; Provisional Remedies, Self-Help and
              --------------------------------------------------
                  Foreclosure....................................61
                  -----------

              (d) Arbitrator Qualifications and Powers; Awards...61
              ------------------------------------------------

              (e) Judicial Review................................62
              -------------------

              (f) Miscellaneous..................................62
              ----------------

         11.18 Entire Agreement..................................62
         ----------------------

         11.19 NO ORAL AGREEMENTS................................62
         -----------------------

SCHEDULES

Schedule 2.01           Commitments
Schedule 4.01           Security Documents
Schedule 5.01(c)        Released Liens and Security Interests
Schedule 6.05           Litigation
Schedule 6.19           Credit Parties
Schedule 8.05           Indebtedness

EXHIBITS

Exhibit A               Form of Note
Exhibit B               Form of Notice of Borrowing
Exhibit C               Form of Letter-in-Lieu
Exhibit D               Form of Compliance Certificate
Exhibit E               Form of Pricing Grid Certificate
Exhibit F               Form of Assignment and Acceptance Agreement
Exhibit G               Form of Subordination Agreement
Exhibit H               Form of Subsidiary Guaranty

                                CREDIT AGREEMENT
                                ----------------

      This CREDIT AGREEMENT (the "Agreement") is dated as of November 7, 2002, among QUEST RESOURCE CORPORATION, a Nevada corporation ("Borrower"), QUEST OIL & GAS CORPORATION, a Kansas corporation ("QO&G"), PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation ("PGP") and STP CHEROKEE, INC. (formerly known as "STP, INC."), an Oklahoma corporation ("STP," and with QO&G and PGP, collectively "Guarantors"), each of the banks which is or which may from time to time become a signatory hereto (individually, a "Bank" and collectively, the "Banks") and WELLS FARGO BANK TEXAS, N.A., a national banking association, as Issuing Bank (in such capacity, together with its successors in such capacity "Issuing Bank") and Administrative Agent for the Banks (in such capacity, together with its successors in such capacity "Administrative Agent").

                                    RECITALS
                                    --------

      In consideration of the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantors, Administrative Agent Issuing Bank and the Banks hereby agree that effective as of the Effective Date as follows:


                                   ARTICLE I.

                                  DEFINITIONS
                                  -----------

      1.01 Certain Defined Terms. The following terms have the following meanings:

           Administrative  Agent  means  Wells  Fargo  Bank  Texas, N.A.,  a
national   banking   association,   in  its  capacity  as Administrative  Agent
for the  Banks  hereunder  or any  successor thereto.

           Administrative Agent's Payment Office means the address for payments as Administrative Agent may from time to time specify by giving prior written notice thereof to Borrower.

           Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

           Agent-Related   Persons  as  to  the   Administrative   Agent,  means
Administrative Agent, its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of Administrative Agent and its Affiliates.

           Aggregate LC Obligation Limitation has the meaning specified in Subsection 2.01(b).

           Agreement means this Credit Agreement as same may be amended, restated, modified or renewed from time to time.

           Applicable Margin means the amounts set forth on the Pricing Grid.

           Applicable Usury Laws has the meaning specified in Section 11.10.

           Approved Mezzanine Borrowing Base means, as of the date hereof, $7,500,000, and upon any redetermination of the Mezzanine Borrowing Base, as may occur from time to time hereafter, the redetermined Mezzanine Borrowing Base, as approved by the Banks if such approval is required pursuant to Subsection 2.04(b).

           Assignee has the meaning specified in Section 11.08.

           Attorney   Costs  means  and   includes  all   reasonable   fees  and
disbursements of any law firm or other external counsel.

           Available Borrowing Base means, at the particular time in question, the Borrowing Base amount then in effect minus the Effective Amount at such time.

           Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.ss. 101, et seq.), as amended, and regulations promulgated thereunder.

           Bank means any financial institution a party hereto as having a Commitment, and its successors and assigns, and Banks shall mean all Banks. References to "Banks" shall include Wells Fargo Bank Texas, N.A., a national banking association, and such other lending institutions now a party or hereafter a party to this Agreement.

           Base Rate means, for any day, the fluctuating rate of interest in effect for such day which rate per annum shall be equal to the higher of (i) the rate of interest as publicly announced from time to time by Wells Fargo Bank (or any successor to Wells Fargo Bank) at its principal office in San Francisco, California, as its "Prime Rate," or (ii) one-half of one percent (0.50%) per annum above the Federal Funds Rate in effect from time to time. Any change in the Prime Rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

           Base Rate Loan  means a Loan that  bears  interest  based at the Base
Rate.

           Borrower shall have the meaning set forth in the introductory paragraph hereto.

           Borrowing means a borrowing hereunder consisting of Loans made to Borrower on the same day by any of the Banks under Article II.

           Borrowing Base means at the particular time in question, the amount provided for in Section 2.04 provided, however, in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

           Borrowing Base Period means the period commencing on the day that the conditions to the initial loan under Sections 5.01 and 5.02 are satisfied and ending on March 31, 2003, and each six months period thereafter commencing on April 1 and October 1 of each year during the term hereof.

           Borrowing  Date  means  any date on which a  Borrowing  occurs  under
Section 2.01.

           Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

           Capital Adequacy Regulation means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           Capital Lease means a lease or other agreement conveying the right to use real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease under GAAP.

           Cash Equivalents means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); and
(c) commercial paper of an issuer rated in one of the two highest rating categories of Standard and Poor's Rating Service, a division of McGraw Hill, Inc., or its successor, or Moody's Investor Services, Inc., or its successor, at the time of acquisition, and in either case having a tenor of not more than twelve (12) months.

           Closing means the date on which this Agreement is signed by Borrower, Guarantors, Administrative Agent and the Banks.

           Closing Date means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Banks.

           Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

           Collateral means all Property of any kind which is subject to a Lien granted by Borrower in favor of Administrative Agent for the benefit of the Banks or which under the terms of any Security Document is purported to be subject to such Lien.

           Commitment means as to each Bank, such Bank's Pro Rata Share of the lesser of the current Borrowing Base and the Maximum Loan Amount, as such Commitment may be terminated and/or reduced from time to time in accordance with the provisions hereof.

           Compliance   Certificate  means  a  certificate substantially in the
form of Exhibit D.

           Consolidated Interest Expense means, for any fiscal period, the aggregate amount of all costs, fees and expenses, including capital expenses, paid by the Borrower and its Subsidiaries (other than QES) on a consolidated basis in such fiscal period, which are classified as interest expense on the Borrower's consolidated financial statements.

           Consolidated Net Income means, for any period, the consolidated net income (or net loss) of Borrower and its Subsidiaries (other than QES) for such period determined.

           Consolidated Tangible Net Worth means, at any date, an amount equal to (i) consolidated assets of Borrower and its Subsidiaries (other than QES) including all items which should be classified as assets on the consolidated financial statements of Borrower and its Subsidiaries (other than QES) but excluding the amount of goodwill, patents, trademarks, service marks, trade names, copyrights and organizational expenses of Borrower and its Subsidiaries (other than QES) (to the extent reflected in determining consolidated assets of Borrower and its Subsidiaries (other than QES)) less (ii) all items which should be classified as consolidated liabilities on the consolidated financial statements of Borrower and its Subsidiaries (other than QES).

           Contingent Obligation means, as to any Person, without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) with respect to any Derivative Contract; or (d) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof. Notwithstanding the foregoing, the Warrant and Warrant Purchase Agreement (as defined in the Mezzanine Credit Agreement) shall not be considered to be a Contingent Obligation.

           Contracts and Records shall have the meaning set forth in Subsection 7.12(d)(ii).

           Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

           Credit Parties means collectively Borrower, Guarantors and each Subsidiary of Borrower (other than QES) now or hereafter created, and "Credit Party" means any one of the foregoing.

           Current Consolidated Assets means, for any Person, all assets of such Person that, in accordance with GAAP, would be included as current assets on a consolidated balance sheet as of the date of calculation, provided that, for purposes of calculating Borrower's Current Ratio (i) Available Borrowing Base under this Facility and under the Mezzanine Loan shall be included as Current Consolidated Assets, (ii) any non-cash gains pursuant to SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, shall be excluded, and (iii) the assets of QES shall be excluded.

           Current Consolidated Liabilities means, for any Person, all liabilities of such Person that, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet as of the date of calculation; provided that, for purposes of calculating Borrower's Current Ratio
(i) aggregate current maturities of Borrower's Obligations and Borrower's Indebtedness under the Mezzanine Loan shall be deducted from Current Consolidated Liabilities, (ii) any non-cash obligations pursuant to SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, effective January 1, 2001, shall be excluded as Current Consolidated Liabilities, and (iii) the liabilities of QES shall be excluded.

           Current Ratio means the ratio of Current Consolidated Assets to Current Consolidated Liabilties.

           Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

           Default   Rate   shall  have  the   meaning   set  forth  in  Section
2.05(b)(iii).

           Derivative Contracts means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

           Dollars, dollars and $ each mean lawful money of the United States.

           EBITDA  means  for  any  fiscal  period,  without  duplication,   (i)
Consolidated Net Income of the Borrower, plus (ii) income taxes, plus (iii) depreciation, depletion, amortization and other non-cash items reducing Consolidated Net Income, plus (iv) Consolidated Interest Expense.

           Effective Amount means on any date, the aggregate outstanding principal amount of all Loans after giving effect to any prepayments or repayments of Loans occurring on such date plus the LC Obligation, after giving effect to any reimbursement in respect thereof occurring on such date.

           Effective Date means the date on which the conditions set forth under
Section 5.01 are satisfied.

           Eligible Assignee means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000.00; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000.00, provided that such bank is acting through a branch or agency located in the United States; (iii) a Person with a combined capital and surplus of at least $100,000,000.00 that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Bank, (B) a Subsidiary of a Person of which a Bank is a Subsidiary, or (C) a Person of which a Bank is a Subsidiary; (iv) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000.00; and
(v) any other Person approved by Administrative Agent.

           Environmental Claims means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

           Environmental Laws means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

           ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

           ERISA Affiliate means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           ERISA Event means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

           Event of Default means any of the events or circumstances specified in Section 9.01.

           Exchange Act means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

           Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the average as determined by Administrative Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of federal funds transactions in New York, New York selected by Administrative Agent.

           FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

           GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified

Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

           Guarantor means each of the Guarantors and any subsidiary of Borrower (other than QES) that may now or hereafter execute a Subsidiary Guaranty pursuant to the terms of this Agreement.

           Guarantors shall have the meaning set forth in the introductory paragraph hereto.

           Governmental Authority means the United States government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           Hazardous Substances means any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under Environmental Laws.

           Highest Lawful Rate means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents. To the extent Texas law is applicable, the Banks hereby notify and disclose to Borrower that, for purposes of Texas Finance Code ss.303.001, as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by Texas Finance Code ss.303.009; provided, however, that to the extent permitted by applicable law.

           Hydrocarbon Interests means leasehold and other interests in or under Oil and Gas leases with respect to the Oil and Gas Properties, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Oil and Gas wherever located, including any beneficial, reserved or residual interest of whatever nature.

           Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business on ordinary terms not more than 30 days past due); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Derivative Contracts; (h) Contingent Obligations, (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

           Indemnified Liabilities has the meaning specified in Section 11.05.

           Indemnified Person has the meaning specified in Section 11.05.

           Independent Auditor has the meaning specified in Subsection 7.01(a).

           Initial Reserve Report has the meaning specified in Section 6.11.

           Insolvency Proceeding means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

           Intercompany Debt means debt owed by any Credit Party to any other Credit Party to the extent made expressly subordinate to the Obligations.

           Intercompany Notes means the promissory notes executed to evidence Intercompany Debt.

           Interest Payment Date means the last Business Day of each calendar quarter.

           Investment Company has the meaning specified in Section 6.16.

           IRS  means  the  Internal  Revenue  Service,   and  any  Governmental
Authority succeeding to any of its principal functions under the Code.

           Issue means with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

           Issuing Bank means Wells Fargo Bank Texas, N.A.

           LC Application means an application or agreement for a standby Letter of Credit in the current form promulgated by Issuing Bank with appropriate insertions or in such other form as shall be reasonably acceptable to Issuing Bank duly executed by Borrower pursuant to Section 2.09(a).

           LC Collateral means any amounts held by Issuing Bank, as security for LC Obligations of Borrower.

           LC Collateral Account means a blocked deposit account held by Issuing Bank.

           LC Obligation means, at the time in question, the sum of the Matured LC Obligations plus the aggregate amount available under all Letters of Credit then outstanding.

           LC Related Document means the Letters of Credit, LC Applications and any other document relating to any Letter of Credit including any of Issuing Bank's standard form documents for Letter of Credit issuances.

           Lending Office means, as to any bank, the office or offices of such Bank specified as its "Lending Office," or such other office or offices as such Bank may from time to time notify Borrower and Administrative Agent.

           Letter of Credit means any standby letter of credit issued by Issuing Bank pursuant to this Agreement and upon an LC Application.

           Letters in Lieu means the letters described under Section 4.04(a).

           Lien means with respect to any Property, any right or interest therein of a creditor to secure Indebtedness owed to such creditor or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such Property or which allows such creditor to have such debt satisfied out of such Property prior to the general creditors of any owner thereof, including any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease on Oil and Gas Properties or the interest of a lessor under an operating lease.

           Loan means an extension of credit by a Bank to Borrower under Article II.

           Loan Documents means this Agreement, the Notes, any Letter of Credit Application, any Letter of Credit, the Security Documents, the Subordination Agreement, the Derivative Contracts entered into between Borrower, Issuing Bank, any of the Banks, or any Affiliate of the Banks, and all other agreements, instruments, or documents delivered to Administrative Agent, Issuing Bank or any Bank in connection herewith.

           Majority Banks means, at any time, Administrative Agent and the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Effective Amount or, if there is no Effective Amount, Administrative Agent and the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Commitments of all of the Banks.

           Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

           Marketable Title means record title free and clear from reasonable doubt as to matters of law and fact such that a prudent operator of Oil and Gas Properties, advised of the facts and their legal significance, would willingly accept.

           Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of any Credit Party; (b) a material impairment of the ability of any Credit Party to perform under any Loan Document to which it is a party and to avoid any Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

           Matured LC Obligation means the aggregate amount of payments theretofore made by Issuing Bank in respect to Letters of Credit and not theretofore reimbursed by Borrower to Issuing Bank or deemed Loans pursuant to
Section 2.01(b).

           Maximum Loan Amount means the amount of $20,000,000.

           Mezzanine Borrowing Base means the "Borrowing Base" as such term is defined in the Mezzanine Loan Agreement.

           Mezzanine Debt means the Indebtedness of Borrower owing to Mezzanine Lender.

           Mezzanine Lender means Wells Fargo Energy, Capital, Inc., a Texas corporation.

           Mezzanine Loan means the credit facility between Borrower and Mezzanine Lender on terms and conditions satisfactory to the Administrative Agent, as such credit facility is evidenced by the Mezzanine Loan Agreement.

           Mezzanine Loan Agreement means that certain Credit Agreement between Mezzanine Lender, Borrower and Guarantors executed of even date herewith, provided however, such term shall not include any amendments, supplements or restatements of such Credit Agreement as may occur from time to time unless Administrative Agent has given its prior written consent thereto.

           Monthly Status Report means a status report prepared by Borrower in form, scope and content acceptable to Administrative Agent, setting forth as of such month then ended (i) detailing production from the Mortgaged Properties, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, gross revenue, net income, related leasehold operating expenses, severance taxes, other taxes, capital costs and any production imbalances or take or pay imbalances incurred during such period and (ii) such additional information with respect to any of the Credit Parties' Mortgaged Properties as may be reasonably requested by Administrative Agent, including legal descriptions of any new Oil and Gas Properties acquired since the date of the most recently delivered
Monthly Status Report, the names and addresses of any new purchasers of production not previously identified to Administrative Agent and copies of current division orders from such purchasers showing the Credit Parties' interest in the subject wells and Oil and Gas Properties.

           Mortgages means the Mortgages, Deeds of Trust, Assignments of Production, Security Agreements and Financing Statements from the respective Credit Parties in favor of Administrative Agent, for the ratable benefit of the Banks, dated of even date herewith and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor).

           Mortgaged Properties means the Oil and Gas Properties including the Undeveloped Properties described in the Mortgages as the same may be amended or supplemented from time to time, until released.

           Multiemployer Plan means a "multiemployer plan," within the meaning of Section 4001 (a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three
(3) calendar years, has made, or been obligated to make, contributions.

           Notes mean the promissory  notes  (whether one or more)  specified in
Section 2.01, substantially in the same form as Exhibit "A," including any amendments, modifications, renewals or replacements of such promissory notes.

           Notice of Borrowing means a notice in substantially the form of Exhibit "B."

           Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by any Credit Party to any Bank (including obligations under any Derivative Contract by any Credit Party to any of the Banks or any of their Affiliates), Administrative Agent, Issuing Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

           Oil  and  Gas  means   petroleum,   natural  gas  and  other  related
hydrocarbons or minerals or any of them and all other commercial substances produced or extracted in association therewith.

           Oil and Gas Properties means Hydrocarbon Interests now owned or hereafter acquired by any Credit Party and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all Property, real or personal, now owned or hereafter acquired by any Credit Party and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, processing plants, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, pipelines, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by any Credit Party.

           Operating Agreements shall have the meaning set forth in Section 5.01(q).

           Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation necessary in connection with the authorization of the foregoing documents or others in connection with the due organization of such corporation; for any limited liability company the articles of organization, certificate of authorization, operating agreement, organizational agreement, certificate of formation, regulations, certificates of qualification, joint resolutions of members (or any committee thereof) authorizing the foregoing; and for any partnership, the agreement of partnership and any certificates of such partnership or instrument relating to the rights of the partners of such partnership and all applicable resolutions of any corporate partners of such partnerships authorizing the foregoing.

           Other Taxes means any present or future mortgage, stamp or documentary taxes or any other excise or Property taxes, charges or similar levies (other than income and franchise taxes) which are imposed by any Governmental Authority and arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

           Participant has the meaning set forth in Section 11.08(a).

           PBGC  means  the  Pension  Benefit  Guaranty   Corporation,   or  any
Governmental Authority succeeding to any of its principal functions under ERISA.

           Pension Plan means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

           Permitted Liens has the meaning set forth in Section 8.01.

           Person means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

           PGP means Ponderosa Gas Pipeline Company, Inc., a Kansas corporation and a wholly-owned Subsidiary of Borrower.

           Plan means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

           Pledge and Collateral Agreement means the Pledge and Collateral Agreement executed by Borrower in favor of Administrative Agent of even date herewith.

           Pricing Grid means the annualized variable rates (stated in terms of basis points ("bps")) set forth below for the Applicable Margin, Commitment Fee and Letter of Credit Fee based upon the ratio of Effective Amount to the Borrowing Base amount as follows:

  ------------------------------------------------------------------
   Effective Amount/
    Borrowing Base      Applicable   Commitment Fee    Letter of
        amount            Margin                       Credit Fee
  ------------------------------------------------------------------
      > 50%              0.50%           0.50%          0.625%
  ------------------------------------------------------------------
     <= 50%              0.25%           0.50%          0.375%
  ------------------------------------------------------------------

The Pricing Grid for any date shall be determined by reference to the ratio of the daily average Effective Amount to the Borrowing Base over the fiscal quarter most recently ended and any change (x) shall become effective upon the delivery to Administrative Agent of a Pricing Grid Certificate (in the form of Exhibit E hereto) of a Responsible Officer of Borrower (which certificate shall be delivered (A) simultaneously with the delivery of each Notice of Borrowing or a request for issuance of a Letter of Credit and (B) promptly after receipt of notice from Administrative Agent of any change in the amount of the Borrowing
Base), and (y) shall apply to Base Rate Loans outstanding on such delivery date or made on and after such delivery date. Notwithstanding the foregoing, at any time during which Borrower has failed to deliver the Pricing Grid Certificate when due, the ratio of Effective Amount to the Borrowing Base shall be deemed, solely for the purposes of this definition, to be greater than 50% until such time as Borrower shall deliver such certificate.

           Prime Rate means at any time, the rate of interest most recently announced by Wells Fargo Bank as its "prime rate" (the "prime rate" is a rate set by Administrative Agent based upon various actors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate).

           Principal  Business  means  the  business  currently   maintained  by
Borrower and its Subsidiaries for the exploration for, and development, acquisition, production, gathering, and upstream marketing of Oil and Gas, through joint venture, joint operating, farm-in, farm-out or other agreements or arrangements.

           Property means property of all kinds, real, personal or mixed, tangible or intangible (including without limitation, all rights thereto), whether owned or acquired on or after the date of this Agreement.

           Pro Rata Share means, as to any Bank at any time, the percentage set forth opposite its name on Schedule 2.01 hereto as same may be modified pursuant to the terms hereof.

           QES  means  Quest   Energy   Service,   Inc.,  a  Kansas
corporation and a wholly-owned Subsidiary of Borrower;

           QO&G means Quest Oil & Gas Corporation, a Kansas corporation and a wholly-owned Subsidiary of Borrower

           Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

           Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

           Reserve Report means a report, in form and substance reasonably satisfactory to Administrative Agent, prepared in a manner consistent with practices of reservoir engineers who prepare such reports for use in reserve-based lending transactions, that sets forth the present discounted value of the proven reserves attributable to the Oil and Gas Properties.

           Responsible Officer means, for each Credit Party, the respective president or any vice president, treasurer, chief financial officer or chief accounting officer of such Credit Party.

           Restricted Payments has the same meaning set forth in Section 8.10.

           Scheduled Borrowing Base Determination has the meaning specified in Subsection 2.04(a).

           Security Documents means the Mortgages; Pledge and Collateral Agreement, Stock Powers and related financing statements as same may be amended from time to time, Letters in Lieu, and any and all other instruments now or hereafter executed by the Credit Parties in connection with or as security for the payment of the Obligations secured by the Collateral.

           Senior Credit Facility shall mean this Agreement as same may be amended, restated, modified or renewed from time to time.

           Solvent means, as to any Person at any time, that (a) the fair value of all of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital.

           Stock Powers means the Stock Powers executed in blank by Borrower for each of its Subsidiaries (other than QES) pursuant to the Pledge and Collateral Agreement.

           STP means STP Cherokee, Inc. (formerly known as "STP, Inc."), an Oklahoma corporation and wholly owned Subsidiary of Borrower.

           Subordination Agreement means that certain Subordination Agreement by and among Borrower, Administrative Agent and Mezzanine Lender in substantially the form attached hereto as Exhibit G, as same may be amended or restated from time to time.

           Subsidiary Guaranty means a Guaranty substantially in the form of Exhibit H hereto to be executed by each Guarantor and each future Subsidiary of Borrower (other than QES) in favor of the Banks pursuant to which each such Guarantor shall guaranty, unconditionally, payment of the indebtedness, as same may be amended, modified or supplemented from time to time.

           Subsidiary of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Borrower.

           Surety Instruments means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

           Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by any Governmental Authority as the result of any payment made hereunder, or the administration and enforcement of this Agreement excluding, in the case of each Bank and Administrative Agent, any of the foregoing (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income, gross receipts or capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or Administrative Agent, as the case may be, is organized or maintains a Lending Office.

           Termination Date means the earlier of (a) three (3) years following the Closing Date, or (b) the date on which the Banks' Commitments terminate in accordance with this Agreement.

           Total Consolidated Funded Debt means, without duplication, the sum of
(a) all obligations of Borrower and its Subsidiaries (other than QES) for borrowed money, including, but not limited to, debt incurred under or in connection with the Senior Credit Facility and the Mezzanine Debt, (b) Capital Leases, and (c) issued and outstanding Letters of Credit.

           Undeveloped Properties means all rights, titles and interests, whether now held or hereafter acquired, by any Credit Party in and to any lease, land or estate that has not, as of the date the Mortgages have been executed, amended or supplemented, been developed to the extent that it can be appropriately classified as Oil and Gas Properties for the purposes hereof.

           Unfunded Pension Liability means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable Plan year.

           Uniform Commercial Code means the Texas Uniform Commercial Code as such is enacted in the Texas Business and Commerce Code.

           United States and U.S. each means the United States of America.

           Wells Fargo Bank means Wells Fargo Bank Texas, N.A., a national banking association, and any bank successor in interest thereto.

           YCBB  means  Yates  Center   Branch  Bank,  a  Kansas  state  banking
institution.

      1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words
"hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrower and the other parties and are the products of all parties. Accordingly, they shall not be construed against Borrower, the Banks or Administrative Agent merely because of Borrower's, Banks' or Administrative Agent's involvement in their preparation.

      1.03 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                                   ARTICLE II.

                                   THE CREDIT
                                   ----------

      2.01 Amounts and Terms of the Commitment.

           (a) Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to Borrower (each such loan, a "Loan") during the period of time from and after the Closing Date up to the Termination Date, so long as
(i) all Loans by each Bank do not exceed such Bank's Pro Rata Share of the aggregate amount of Loans then requested from all Banks, and (ii) the aggregate amount of such Bank's Loans and LC Obligation outstanding at any time does not exceed such Bank's Pro Rata Share of the Borrowing Base determined as of the date on which the requested Loan is to be made. The obligation of Borrower to repay to each Bank the aggregate amount of all Loans made by such Bank, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Bank's "Note") made by Borrower payable to the order of such Bank in the form of Exhibit "A" with appropriate insertions. The amount of principal owing on any Bank's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Bank minus all payments of principal theretofore received by such Bank on such Note. Interest on each Note shall accrue and be due and payable as provided herein. Borrower may borrow, repay and reborrow any amounts loaned hereunder. The obligation of Borrower to repay the aggregate amount of all Loans made by the Banks, together with interest accruing in connection therewith, shall be evidenced by the Notes, which Notes, in part, are in renewal, extension and modification but not discharge or novation of the Assumed Debt.

           (b) Subject to the terms and conditions of Section 2.09 below and relying upon the representations and warranties herein set forth, Issuing Bank agrees to issue standby Letters of Credit upon the request of Borrower at any time and from time to time on and after the Closing Date and up to five (5) days prior to the Termination Date. No Letter of Credit will be issued in a face amount which, after giving effect to the issuance of such Letter of Credit, would cause either (i) the LC Obligation to exceed ten percent (10%) of the then outstanding Borrowing Base (the "Aggregate LC Obligation Limitation") or (ii) the Effective Amount to exceed the Borrowing Base then in effect. If any Letter of Credit has been drawn upon and the amount so drawn has not been reimbursed, for all purposes hereof to the extent of the Available Borrowing Base then existing, such funding shall be deemed a Loan in an amount equal to the matured LC Obligations applicable thereto.

           (c) Each Borrowing (other than fundings of Letters of Credit deemed to be Loans under Section 2.01(b)) shall be made subject to the following procedures:

                (i) Each Borrowing of Loans shall be made upon Borrower's irrevocable written notice delivered to Administrative Agent in the form of a Notice of Borrowing duly completed; which notice must be received by Administrative Agent prior to 11:00 a.m. (Dallas, Texas time) on the requested Borrowing Date.

                (ii) Each Notice of Borrowing shall specify (i) the amount of the Borrowing, which shall be in an aggregate minimum amount equal to the lesser of (y) $500,000 or any multiple integrals of $100,000 in excess thereof or (z) the unadvanced portion of the Available Borrowing Base, and
      (ii) the requested Borrowing Date, which shall be a Business Day.

                (iii) Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing, and such Notice of Borrowing shall not thereafter be revocable by Borrower.

                (iv)  Provided the  applicable  conditions in Article V are met, each Bank will make the amount of its Pro Rata Share of each Borrowing available to Administrative Agent for the account of Borrower at Administrative Agent's Payment Office by 12:30 p.m. (Dallas, Texas time) on the Borrowing Date requested by Borrower in funds immediately available to Administrative Agent. The proceeds of all such Loans will then be made available to Borrower by Administrative Agent to Borrower's operating account with Administrative Agent of like funds as received by Administrative Agent.

           (d) Borrower may, upon not less than twenty (20) Business Days' prior notice to Administrative Agent, permanently terminate the Commitment or reduce the Maximum Loan Amount by an aggregate minimum amount of $500,000 or any integral multiple of $100,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Effective Amount of all Loans exceeds the Maximum Loan Amount, then in effect. Once reduced in accordance with this Section, the Maximum Loan Amount may not be increased. All accrued commitment fees to, but not including, the effective date of any reduction or termination of the Maximum Loan Amount, shall be paid on the effective date of such reduction or termination.

      2.02 [Reserved].

      2.03 Optional Prepayments. Borrower may, at any time or from time to time prepay Base Rate Loans upon irrevocable notice to Administrative Agent of not less than one (1) Business Day, in whole or in part, in minimum principal amounts of $100,000 or integral multiples thereof (unless the portion of the Effective Amount consisting of Base Rate Loans is less than $100,000, then such prepayments shall be equal to the then outstanding amount of Base Rate Loans). Such notice of prepayment shall specify the date and amount of such prepayment. Administrative Agent will promptly notify each Bank of its receipt of any such notice and of such Bank's Pro Rata Share of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid. Except as provided herein there shall be no penalty or premium for such prepayment.

      2.04 Borrowing Base Determinations, Mandatory Prepayments of
Loans.

           (a) Scheduled Borrowing Base Determinations. At all times prior to the Termination Date the Effective Amount shall not exceed the Borrowing Base then in effect. The initial Borrowing Base hereunder shall be $7,500,000. The Borrowing Base shall be redetermined by the Banks in their sole discretion for each Borrowing Base Period (each such determination a "Scheduled Borrowing Base Determination") commencing on April 1, 2003 and at any other time, from time to time, in the Banks' sole discretion, and effective as of the date set forth in such notice of redetermination. The Borrowing Base shall represent the determination by the Banks, in accordance with the provisions herein contained and its lending practices then in effect for loans of this nature, of the loan collateral value assigned to the Mortgaged Properties and such other credit factors (including without limitation the assets, liabilities, cash flow, current Derivative Contracts, business, properties, prospects, management and ownership of Borrower) which Banks in their sole discretion deem significant. Upon each redetermination of the Borrowing Base, Administrative Agent shall recommend to the Banks a new Borrowing Base and the Banks in accordance with their customary policies and procedures for extending credit to Oil and Gas reserve-based customers shall (by unanimous agreement in the case of Borrowing Base increases and by agreement of the Majority Banks in the case of reaffirmations or Borrowing Base decreases) establish the redetermined Borrowing Base. If Borrower does not furnish the Reserve Reports or all such other information and data by the date required, the Banks may nonetheless determine a new Borrowing Base.

           (b) Mezzanine Borrowing Base. To the extent that Mezzanine Lender redetermines the Mezzanine Borrowing Base from time to time, Borrower shall promptly notify the Administrative Agent of any such redetermination. Pursuant to the Subordination Agreement, any increase over the existing Mezzanine Borrowing Base must be approved by the Banks. Accordingly, in connection with each proposed increase over the existing Mezzanine Borrowing Base, the Administrative Agent shall promptly notify Borrower and Mezzanine Lender of the Banks' approval or disapproval of any such increase in the Mezzanine Borrowing Base. Until a notice of approval is delivered by the Administrative Agent, any proposed increase in the Mezzanine Borrowing Base shall be deemed disapproved.

           (c) Banks' Sole Discretion. The Banks shall have no obligation to determine the Borrowing Base at any particular amount, either in relation to the Maximum Loan Amount or otherwise. Furthermore, Borrower acknowledges (i) that the Banks have no obligation to increase the Borrowing Base or to approve any increase over the existing Mezzanine Borrowing Base and may reduce the Borrowing Base in accordance with Sections 2.04(a) and (b), in either case, at any time or as a result of any circumstance and (ii) that any increase in the Borrowing Base and the approval of any increase over the existing Mezzanine Borrowing Base is subject to the individual credit approval processes of each of the Banks, which processes shall be conducted on a basis consistent with each such Bank's credit standards and assumptions then in effect.

           (d) Mandatory Prepayments of Loans. If on any date the Effective Amount shall exceed the Borrowing Base, then Borrower shall, within thirty (30) days' of Borrower's receipt of notice from Administrative Agent, exercise either one or a combination of the following: (i) commence payment of the amount by which the Effective Amount exceeds the Borrowing Base in four (4) equal successive monthly payments commencing thirty (30) days following Administrative Agent's notice to the Borrower; or (ii) promptly pledge additional unencumbered assets of sufficient value and character (as determined by the Banks in their sole discretion) that when added to the Collateral will cause the Borrowing Base to equal or exceed the Effective Amount.

      2.05 Repayment.

           (a) The Loans. Borrower shall repay to Administrative Agent for the Banks' respective Pro Rata Shares the Effective Amount (with the amount paid in respect of any undrawn Letters of Credit to be held as cash collateral by Administrative Agent in accordance with Section 2.09(g)) on or before the Termination Date, on which date all accrued unpaid interest and outstanding expenses hereunder or under the Loan Documents shall be due and payable in full.

           (b)  Interest.

                (i) Each Loan shall bear interest on the Effective Amount thereof from the applicable Borrowing Date, at a rate per annum equal to the lesser of (a) the Base Rate plus the Applicable Margin, if applicable, or (b) the Highest Lawful Rate.

                (ii) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default under Section 9.01(a), (f) or (g) or upon acceleration of any or all of the Obligations, interest shall be paid on demand of Administrative Agent.

                (iii)Notwithstanding Subsection (b)(i) of this Section 2.05, while any Event of Default exists, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations then due and payable, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Base Rate plus the Applicable Margin plus three percent (3%) (the "Default Rate").

      2.06 Fees.

           (a)  Facility    Fee.    Borrower   shall   pay   to  Administrative
Agent a fee for the ratable account of the Banks, for the facility equal to $75,000.00, which fee shall be deemed earned by the Banks and fully due and owing at Closing.

           (b) Increase in Borrowing Base. Borrower shall pay to Administrative Agent, as a fee for the ratable account of the Banks, as a fee for Borrowing Base increases resulting from redeterminations under Subsection 2.04(a) hereof, a fee equal to one-quarter of one percent (0.25%) of each marginal increase over the highest of any prior Borrowing Base during the term of this Agreement. Any fee arising under this Subsection 2.06(b) is to be paid upon the effective date of the related Borrowing Base increase.

           (c) Commitment Fees. Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank, an aggregate commitment fee calculated on the average daily amount of the Available Borrowing Base at a per annum rate equal to the amount set forth on the Pricing Grid. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of the last month of each quarter commencing on December 31, 2002, through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction in the Borrowing Base or termination of Commitment, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to the following quarterly payment date. Subject to Section 2.01(d), the commitment fees provided in this subsection shall accrue at all times after the Closing Date up to the Termination Date, including at any time during which one or more conditions in Section 5.02 are not met.

           (d) Letter of Credit Fees. Borrower agrees to pay (i) to Administrative Agent for the ratable account of the Banks, for each Letter of Credit, quarterly, in arrears from the date of Issuance, an amount per annum equal to the Applicable Margin, then in effect, multiplied by the face amount of such Letter of Credit (such fees shall be prorated for any period less than a full year but shall not be refunded in the event any such Letter of Credit is terminated prior to the expiry date), and (ii) to Issuing Bank (x) a fronting fee of 12.5 basis points of the original principal amount of each Letter of Credit, payable at Issuance, and (y) Issuing Bank's usual and customary fees for amendment to, transfer of, or negotiation of the terms of each Letter of Credit.

      2.07 Computation of Fees and Interest.

           (a) All computations of interest and fees shall be made on the basis of a 360-day year and actual days elapsed, except that interest on Base Rate
Loans shall be computed on the basis of a 365/366-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof (including the first day but excluding such last day).

           (b) Each determination of an interest rate by Administrative Agent, except in case of manifest error, shall be final, conclusive and binding on the parties.

      2.08 Payments by Borrower; Borrowings Pro Rata.

           (a) All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim. All payments by Borrower shall be made in immediately available funds to Administrative Agent at Administrative Agent's Payment Office for the account of Administrative Agent or the Bank to whom such payment is owed, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Dallas, Texas time) on the date specified herein. Except to the extent otherwise provided herein, (i) each payment by Borrower of fees payable to the Banks shall be made for the account of the Banks pro rata in accordance with their respective Pro Rata Shares, (ii) each payment of principal of Loans shall be made for the account of the Banks pro rata in accordance with their respective outstanding principal amount of Loans, and
(iii) each payment of interest on Loans shall be made for the account of the Banks pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Banks. Notwithstanding the foregoing, to the extent money is received by Administrative Agent pursuant to the exercise of remedies under the Security Documents such money shall be applied to the pro rata payment of Obligations secured by such Security Document.

           (b) Administrative Agent will promptly distribute to each Bank its applicable share of such payment in like funds as received. Any payment received by Administrative Agent later than 11:00 a.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. When Administrative Agent collects or receives money on account of the Obligations or otherwise pursuant to the Security Documents if such money is insufficient to pay all such Obligations, such money shall be applied first to any reimbursements due Administrative Agent.

           (c) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           (d) Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Banks that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower has not made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank at the Federal Funds Rate for the first three (3) days following demand by Administrative Agent and for each day thereafter until the date repaid at the Base Rate.

           (e) Except to the extent otherwise expressly provided herein, each Borrowing hereunder shall be from the Banks pro rata in accordance with their respective Pro Rata Shares.

           2.09 Issuing the Letters of Credit.

           (a) In order to effect the issuance of a Letter of Credit, Borrower shall submit a Borrowing Request and a LC Application in writing by telecopy to Issuing Bank not later than 1:00 p.m., Dallas, Texas time, three (3) Business Days before the requested date of issuance of such Letter of Credit. Each such Borrowing Request and LC Application shall be signed by Borrower, specify the Business Day on which such Letter of Credit is to be issued, the purpose for the requested Letter of Credit, specify the availability for Letters of Credit under the Available Borrowing Base and the Aggregate LC Obligation Limitation as of the date of issuance of such Letter of Credit, the expiry date thereof which shall not be later than the earlier of (i) twelve (12) months from the date of issuance of such Letter of Credit and (ii) five (5) days prior to the Termination Date and be accompanied by a current Pricing Grid Certificate.

           (b) Upon satisfaction of the applicable terms and conditions set forth in Article V, Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business, Dallas, Texas time, on the date so specified. Issuing Bank shall provide Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereon, at sight when accompanied by the documents described therein and (ii) unless otherwise expressly agreed by Issuing Bank and Borrower at the time such Letter of Credit is issued, be subject to the rules of the "International Standby Practices 1998" or such later version as may be published by the Institute of International Banking Law and Practice (the "ISP 1998") and shall, as to matters not governed by the ISP 1998, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

           (c) Upon the issuance date of each Letter of Credit, Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from Issuing Bank, a participation, to the extent of such Bank's Commitment Percentage, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under such Letter of Credit. If requested by Issuing Bank, the other Banks will execute any other documents reasonably requested by Issuing Bank to evidence the purchase of such participation.

           (d) Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which Issuing Bank determines is in compliance with the conditions for payment thereunder, Issuing Bank shall promptly notify Borrower, and each Bank of the intended date of honor of such draft and Borrower hereby promises and agrees, at Borrower's option, to either (i) pay to Issuing Bank, by 2:00 p.m., Dallas, Texas time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or
(ii) request a Loan pursuant to the provisions of Sections 2.01(a) of this Agreement in the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in Issuing Bank's notice. If Borrower fails timely to make such payment because a Loan cannot be made pursuant to Section 2.01(a) and/or Section 5.02, each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to Issuing Bank an amount equal to its Pro Rata Share of the presented draft on the day Issuing Bank is required to honor such draft. If such amount is not in fact made available to Administrative

Agent by such Bank on such date, such Bank shall pay to Issuing Bank, on demand made by Issuing Bank, in addition to such amount, interest thereon at the Federal Funds Rate for the first three (3) days following demand and thereafter until paid at the Base Rate. Upon receipt by Administrative Agent from the Banks of the full amount of such draft, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by Borrower, be deemed to have been a Base Rate Loan as of the date of payment of such draft. Nothing in this paragraph (d) or elsewhere in this Agreement shall diminish Borrower's obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse Issuing Bank for payment of, any draft presented to, and duly honored by, Issuing Bank under any Letter of Credit, and the automatic funding of a Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to provide timely such funds as in this paragraph agreed.

           (e) In order to induce the issuance of Letters of Credit by Issuing Bank and the purchase of participations therein by the other Banks, Borrower agrees with Issuing Bank and the other Banks that neither Administrative Agent nor any Bank (including the Issuing Bank) shall be responsible or liable (except as provided in the following sentence) for, and Borrower's unconditional obligation to reimburse Issuing Bank for amounts paid by Issuing Bank, as provided in Subsection 2.09(d) above, on account of drafts so honored under the Letters of Credit shall not be affected by any circumstance, act or omission whatsoever (whether or not known to Administrative Agent or any Bank (including the Issuing Bank) other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Issuing Bank. Borrower agrees that any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit or any related draft, document or Property shall be binding on Borrower and shall not put the Issuing Bank under any resulting liability to Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Issuing Bank. Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. Issuing Bank agrees promptly to notify Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify Borrower shall not in any way affect Borrower's obligations hereunder. Subject to Section 3.02, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of Borrower's obligations or the compensation to Issuing Bank in respect of the Letters of Credit or the cost to Issuing Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), Issuing Bank shall promptly notify Borrower thereof in writing and within ten (10) Business Days after receipt by Borrower of Issuing Bank's request (through Administrative Agent) for reimbursement or indemnification or within thirty (30) days after receipt of a notice in respect of Taxes or Other Taxes, Borrower shall reimburse or indemnify Issuing Bank, as the case may be, with respect thereto so that Issuing Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation. The foregoing agreement of Borrower to reimburse or indemnify the Issuing Bank shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposedon Issuing Bank or in tax on the net income of Issuing Bank.

           (f) In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.

           (g) If the Obligations, or any part thereof, are declared or otherwise become immediately due and payable pursuant to Article IX of this Agreement, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit, and Borrower shall be obligated to pay to Administrative Agent immediately an amount equal to the LC Obligations. All amounts made due and payable by Borrower under this Section 2.09(g) may be applied as Issuing Bank elects to any of the various LC Obligations; provided, however, that such amounts applied by Issuing Bank to the LC Obligations shall be (a) first applied to the Matured LC Obligations, and
(b) second held by Issuing Bank as LC Collateral in the LC Collateral Account until all remaining Obligations have been satisfied. This Section 2.09(g) shall not limit or impair any rights which Administrative Agent, the Issuing Bank or any of the Banks may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation, any LC Application. Borrower hereby grants a security interest in and lien on the LC Collateral Account to Administrative Agent for and on behalf of the Issuing Bank and the Banks as security for the Obligations. Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure such security interest.

      2.10 Payments by the Banks to Administrative Agent.

           (a) Unless Administrative Agent receives notice from a Bank on or prior to the Effective Date or, with respect to any Borrowing after the Effective Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Bank's Pro Rata Share of the Borrowing, Administrative Agent may assume that each Bank has made such amount available to Administrative Agent in immediately available funds on the Borrowing Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Borrower such amount, that Bank (the "Defaulting Bank") shall on the Business Day following such Borrowing Date make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for the first three (3) days during such period and thereafter at the Base Rate. A notice of Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement and such Bank shall no longer be in default under this Section 2.10. If such amount is not made available to Administrative Agent on the Business Day following the Borrowing Date, Administrative Agent will notify Borrower of such Defaulting Bank's failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount in full to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. If Borrower is at any time during the term of this Agreement required to remit any monies to Administrative Agent as the result of the application of this subsection (a), then in connection therewith (i) Borrower shall be entitled to a credit against Obligations owed by Borrower to the Defaulting Bank to the extent such Defaulting Bank breached its Commitment equal to the Defaulting Bank's Pro Rata Share of any fees paid by Borrower under Section 2.06(b) of this Agreement, which credit amount shall be based upon the amount of monies required to be remitted by Borrower to Administrative Agent under this subsection (a); (ii) the Defaulting Bank's Commitment shall be reduced by the amount remitted as aforesaid by Borrower to Administrative Agent (exclusive of the above-noted credit) and such amount shall no longer be deemed a part of the Available Borrowing Base when computing the commitment fee otherwise payable by Borrower under Section 2.06(c) of this Agreement and (iii) from and after the date upon which such Bank shall have become a Defaulting Bank and for so long as such Bank continues as a Defaulting Bank, any payment made on account of principal of or interest on the Loans shall be applied, first for the account of the Banks other than the Defaulting Bank, pro rata according to the Commitments of such Banks, until the principal of and interest on the Loans of such Banks shall have been paid in full and, second for the account of such Defaulting Bank, provided that the application of such payments in accordance with this clause (iii) shall not constitute an Event of Default and no payment of principal of or interest on the Loans of such Defaulting Bank shall be considered to be overdue.

           (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any Defaulting Bank to make any such Loan on any Borrowing Date.

      2.11 Sharing of Payments, Etc. If any Bank shall obtain on account of the Obligations made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) or receive any collateral in respect thereof in excess of the amount such Bank was entitled to receive pursuant to the terms hereof, such Bank shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment according to the terms hereof; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 12.07) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III.

                     TAXES, YIELD PROTECTION AND ILLEGALITY
                     --------------------------------------

      3.01 Taxes.

           (a) Any and all payments by any Credit Party to each Bank or Administrative Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Credit Parties shall pay all Other Taxes. However, the Credit Parties may delay paying or discharging any Other Taxes so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserve therefor.

           (b) The Credit Parties agrees to indemnify and hold harmless each Bank and Administrative Agent for the full amount of Taxes or Other Taxes
(including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by each Bank and

Administrative Agent to the extent such Bank or Administrative Agent has provided Borrower with five (5) Business Days' notice of its intent to pay or discharge same and any liability (including penalties, interest, additions to tax and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted (except to the extent of Other Taxes contested by the Credit Parties provided in Subsection 3.01(a) above). Payment under this indemnification shall be made within thirty
(30) days after the date the Bank or Administrative Agent makes written demand therefor.

           (c) If any Credit Party shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or Administrative Agent, then: (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Bank or Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) such Credit Party shall make such deductions and withholdings; (iii) such Credit Party shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) such Credit Party shall also pay to each Bank or Administrative Agent for the account of such Bank, at the time interest is paid, all additional amounts which the respective Bank specifies as necessary to preserve the after-tax yield Bank would have received if such Taxes or Other Taxes had not been imposed.

           (d) Upon request of Administrative Agent, Borrower shall furnish Administrative Agent the original or a certified copy of a receipt evidencing payment by a Credit Party of Taxes or Other Taxes under subsection (c) of this Section, or other evidence of payment satisfactory to Administrative Agent.

           (e) If any Credit Party is required to pay additional amounts to any Bank or Administrative Agent pursuant to subsection (c) of this Section, then upon written request of such Credit Party such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by such Credit Party which may thereafter accrue, if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

      3.02 Increased Costs and Reduction of Return. If any Bank reasonably shall have determined that (i) the introduction of any Capital Adequacy Regulation,
(ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any such Capital Adequacy Regulation, affects the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to such Bank's capital adequacy) reasonably determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Bank to Borrower which demand shall also be made by such Bank to other similarly situated borrowers under similar credit facilities, through Administrative Agent, Borrower shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

      3.03 Survival. The agreements and obligations of the Credit Parties in this Article III shall survive the payment of all other Obligations.

      3.04 Foreign Lenders, Participants, and Assignees. Each Bank, Participant (by accepting a participation interest under this Agreement), and Assignee (by executing an Assignment and Assumption Agreement) that is not organized under the laws of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligations, and (ii) it has furnished to Administrative Agent and Borrower two (2) duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or other form acceptable to Administrative Agent that entitles it to exemption from U. S. Federal withholding Tax on all interest payments under the Loan Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new Form 4244, Form 1001, Form W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable laws and regulations, duly executed and completed by it, and (ii) comply from time to time with all applicable laws and regulations with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (but without duplication) may deduct and withhold from interest payments under the Loan Documents any United States Federal-Income Tax at the maximum rate under the Code.

      3.05 Withholding Tax

           (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of Administrative Agent, to deliver to Administrative Agent:

             (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS
      Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

            (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

           (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

      Such Bank agrees to promptly notify Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Bank, such Bank agrees to notify Administrative Agent of the percentage amount in which it is no longer the beneficial owner of

Obligations of Borrower to such Bank. To the extent of such percentage amount, Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

           (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Bank is entitled to a reduction in the applicable withholding tax, Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Administrative Agent, then Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of Administrative Agent.

                                   ARTICLE IV.

                                    SECURITY
                                    --------

      4.01 Agreement to Deliver Security Documents. At Closing, the appropriate Credit Party shall execute (ii) such Mortgages, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting and perfecting first and prior liens or security interests (subject to any Permitted Liens having priority) in the Mortgaged Properties now owned by such Person or acquired on or after Closing by any such Credit Party and (ii) such Pledge and Collateral Agreements, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of granting and perfecting first and prior liens or security interests on Borrower's equity interest in and to its Subsidiaries.

      4.02 Perfection and Protection of Security Interests and Liens. The appropriate Credit Party will from time to time deliver to Administrative Agent such additional Mortgages, security agreements, Pledge and Collateral Agreements, financing statements, amendments, assignment and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower or the appropriate Credit Party, as the case may be, in form and substance reasonably satisfactory to Administrative Agent, which the Banks reasonably request for the purpose of perfecting, confirming, or protecting any Liens or other rights in the Collateral securing any Obligations.

      4.03 Offset. To secure the repayment of the Obligations, each Credit Party hereby grants Administrative Agent and each Bank a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Administrative Agent at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other Property (and the proceeds therefrom) of such Credit Party now or hereafter held or received by or in transit to Administrative Agent or any Bank from or for the account of such Credit Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any and all deposits (general or special, time or demand, provisional or final) of such Credit Party with Administrative Agent or any Bank, including certificates of deposit. Upon the occurrence of any Default, Administrative Agent or any Bank is hereby authorized to foreclose upon and apply, at any time and from time to time, without notice to Borrower or any Credit Party to the extent permitted by law, any and all items hereinabove referred to against the Obligations then due and payable.

      4.04 Letters in Lieu/Power of Attorney.

           (a) Borrower shall provide to Administrative Agent sufficient counterparts of undated letters, in form of Exhibit C attached hereto, from Borrower or the appropriate Credit Party, as the case may be, in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to Administrative Agent for the ratable benefit of the Banks.

           (b) Each Credit Party hereby designates Administrative Agent as its agent and attorney-in-fact, to act in their name, place, and stead for the purpose of completing and delivering any and all of the Letters in Lieu of transfer orders delivered by such Credit Party to Administrative Agent, including, without limitation, completing any blanks contained in such letter and attaching exhibits thereto describing the relevant Collateral. Each Credit Party hereby ratifies and confirms all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists, but in each case may only be exercised upon the occurrence of and during the continuance of a Default. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of Administrative Agent and each of the Banks under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to Borrower, any Credit Party or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

      4.05 Assignment of Runs. Notwithstanding that, under Article III of the Mortgages, each Credit Party has assigned to Administrative Agent for the ratable benefit of the Banks all of the proceeds of runs accruing to the Mortgaged Properties covered thereby:

           (a) Until such time as Administrative Agent shall notify the appropriate Credit Party to the contrary, such Credit Party shall be entitled to receive from the purchasers or disbursers of production all such proceeds of runs, subject however to the liens created under the Mortgages, which liens are hereby affirmed and ratified. Upon the occurrence and during the continuance of a Default, Administrative Agent may deliver to the addressees the Letters-in-Lieu described in Section 4.04 above and may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by the Credit Parties or to receive directly from the purchaser or disburser of production all other proceeds of runs.

           (b) In no case shall (i) any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, remission or release of any of its rights under the Mortgages, (ii) any release of any other proceeds of runs by Administrative Agent constitute in any way a waiver, remission or release of any of its rights to collect other proceeds of runs thereafter, or (iii) Administrative Agent's failure or delay to exercise any of its rights hereunder constitute, in any way, a waiver, remission or release of its right to exercise such rights thereafter.

           (c) Upon the occurrence and during the continuance of a Default, Borrower or the appropriate Credit Party, as the case may be, will upon the instruction of Administrative Agent join with Administrative Agent in notifying in writing, and accompanied (if necessary) by certified copies of the Mortgages, the purchasers or disbursers of production produced from the Mortgaged Properties of the existence of the Mortgages, and instructing that all proceeds of runs be paid directly to Administrative Agent for the ratable benefit of the Banks.

           4.06 Authorization to File Financing Statements. Each Credit Party hereby authorizes Administrative Agent to file, in any applicable jurisdiction where Administrative Agent deems it reasonably necessary, a financing statement or statements, and at the request of Administrative Agent, such Credit Party will join Administrative Agent in executing one or more financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to Administrative Agent, and will pay the cost of filing or recording this instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement or of this instrument is deemed by Administrative Agent to be reasonably necessary or desirable.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT
                              --------------------

      5.01 Conditions of Initial Loan. The effectiveness of this Agreement and the obligation of each Bank to make its initial Loan hereunder and the obligation of the Issuing Bank to issue its initial Letter of Credit hereunder, are subject to the condition that Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent and each Bank, and in sufficient copies for each Bank:

           (a) Subsidiary Mergers and Acquisitions. Evidence in form and substance satisfactory to Administrative Agent and the Banks, that (i) "STP, Inc." has legally and effectively changed its named to STP Cherokee, Inc.; such evidence shall include sufficient documentation, in form and substance satisfactory to the various county clerks and recorders of mortgages in which the Mortgages to which STP is a party may be recorded, for recordation in the various counties and jurisdictions; (ii) Borrower and Jerry Cash shall have, upon terms satisfactory to Administrative Agent, completed their stock-for-stock exchange by which STP shall have been made a wholly owned subsidiary of Borrower; (iii) PGP shall have, upon terms satisfactory to Administrative Agent, completed its acquisition of the gas marketing business of Bonanza Energy Corp. of Kansas, including the assets, properties, rights, contracts, interests, obligations, commitments of associated with such gas marketing business; and (iv) all requisite approvals and consents for such exchange have been duly obtained.

           (b)  Credit   Agreement,  Notes  and   Security  Documents.    This
Agreement,  the  Notes and  the  Security   Documents  executed  by  each party
thereto and, where  appropriate,  properly  acknowledged and notarized.

           (c) Releases of Existing Liens. Releases of all liens and security interests in favor of YCBB and in favor of Mezzanine Lender described on
Schedule 5.01(c) hereto shall be duly executed by YCBB and Mezzanine Lender releasing liens and security interests in Mortgaged Properties held by QOG, PGP and STP, and releases of any guarantees, pledges, liens or encumbrances by any Credit Party securing the obligations of QES to YCBB shall be duly executed by YCBB and delivered to Administrative Agent.

           (d)  Subsidiary  Guaranties.   Subsidiaries  Guaranties in  favor  of
Administrative Agent for the ratable benefit of the Banks, in substantially the form of Exhibit H, duly executed by each Guarantor.

           (e) Simultaneous Closing. The Mezzanine Agreement duly executed by Borrower and Mezzanine Lender by which Mezzanine Lender shall have committed to fund to Borrower at least $7,500,000 under the Mezzanine Loan.

           (f)  Subordination    Agreement.    The Subordination  Agreement,  to
which  Borrower  is  a  party,  duly  executed   by  Mezzanine  Lender in  form
satisfactory to  Administrative  Agent and the Banks.

           (g) Resolutions; Incumbency; Organization Documents. (i) Copies of the corporate resolutions of each Credit Party authorizing (x) the transactions described in the Agreement and Plan of Reorganization between Borrower, STP and Jerry D. Cash, (y) PGP's acquisition of the gas marketing business of Bonanza Energy Corp. of Kansas, and (z) the respective transactions contemplated hereby, certified as of the Closing Date by a Responsible Officer; (ii) Certificates of each Credit Party certifying the names and true signatures of the officers or such Person authorized to execute, deliver and perform, as applicable, this Agreement, the Notes and all other Loan Documents to be delivered by it hereunder and the current officers and major shareholders of Borrower's equity (owning five percent (5%) or more of any class of Borrower's stock); and (iii) the Organization Documents of each Credit Party as in effect on the Closing Date.

           (h) Certificates. A current certificate for each Credit Party (i) from its respective state of formation, evidencing its proper registration as a corporation and good standing, and (ii) from each state wherein such Person is qualified under the laws of such jurisdiction wherein its ownership, lease or operation of such Credit Party's Property or the conduct of its business requires such registration or qualification where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect.

           (i) Payment of Fees. Payment by Borrower of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement including (i) the Facility Fee and any fees payable to Administrative Agent payable on the Closing Date, (ii) any such costs, fees and expenses due under Section 11.04 and for which Borrower has received an invoice at least three (3) days prior to the Closing Date as supplemented by Closing and (iii) estimated fees and expenses associated with the filing of the

Security Documents including, without limitation, the full amount of such mortgage tax due in connection therewith.

           (j) Opinions of Counsel. An opinion of counsel for Borrower as to matters described in Sections 6.01, 6.02, 6.03, 6.04, 6.16 and 6.19, in the form satisfactory to Administrative Agent dated as of the Closing Date.

           (k) Title. Borrower shall have evidence of (i) each Credit Party's good and Marketable Title, on at least 50% of the net present value of such Credit Party's Oil and Gas Properties constituting a portion of the Mortgaged Properties subject to no other liens, other than Permitted Liens, as evidenced by opinions of title or other title information reasonably satisfactory to Administrative Agent and the Banks, and (ii) each Credit Party's good and Marketable Title, on at least 50% of the net present value of such Credit Party's interest in and to any and all gathering systems, flow lines, pipelines and associated equipment constituting a portion of the Mortgaged Properties subject to no other liens, other than the Permitted Liens.

           (l) Environmental. Borrower shall provide a modified environmental Phase I report, in form and scope satisfactory to Administrative Agent and the Banks covering the Mortgaged Properties, and (ii) an environmental Phase I report, in form and scope satisfactory to Administrative Agent and the Banks covering any and all gathering systems, flow lines, pipelines and associated equipment owned by any Credit Party. Administrative Agent and the Banks shall be satisfied with the condition of the Oil and Gas Properties and the Credit Parties' compliance with Environmental Laws.

           (m) Company Due Diligence. Due diligence review satisfactory to Administrative Agent and the Banks including, but not limited to, review of and satisfaction with the Credit Parties' legal structures and formation documents.

           (n) Insurance Certificates. Borrower shall provide to Administrative Agent within seven (7) days of Closing, insurance certificates in form and substance reasonably satisfactory to Administrative Agent, from Borrower's insurance carriers reflecting the current insurance policies required under
Section 7.06 including any necessary endorsements to reflect Administrative Agent as "loss payee" or "additional insured," as applicable, for the ratable benefit of the Banks.

           (o) Derivative Contracts. Borrower shall provide to Administrative Agent and the Banks a copy of all Derivative Contracts, if any, executed by any Credit Party.

           (p) Operating Agreements. Administrative Agent and the Banks shall be satisfied with the terms of the Credit Parties' existing and proposed material operating, processing, transportation, marketing and other agreements applicable to the Credit Parties' interests in the Mortgaged Properties (collectively herein, the "Operating Agreements").

           (q)  Contingent Liabilities.  Review satisfactory  to Administrative
Agent and the Banks  of  the  Credit   Parties' Contingent Liabilities, if any.

           (r) Other Documents. Such other approvals, opinions, documents or materials as Administrative Agent or any Bank may reasonably require.

      5.02 Conditions to All Loans. The obligation of each Bank to make any Loan (including the initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date:

           (a) Notice. Administrative Agent shall have received a Notice of Borrowing;

           (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date);

           (c)  No  Existing  Default.   No  Default or  Event of  Default shall
exist or shall result from such Borrowing; and

           (d) No Material Adverse Effect. No Material Adverse Effect shall have occurred.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

      Each Credit Party represents and warrants to Administrative Agent and each of the Banks that:

      6.01 Existence and Authority. Such Credit Party: (i) is a corporation duly formed and validly existing under the laws of the respective state set forth next to such Person's name on Schedule 6.19 attached hereto; (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (iii) is duly registered as a foreign corporation, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect; and (iv) is in compliance in all material respects with all Requirements of Law.

      6.02 Organizational Authorization; No Contravention. The execution, delivery and performance by such Credit Party of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate, company, and partnership action, and do not and will not:
(a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any Requirement of Law.

      6.03 Governmental Authorization. Except for recordations and filings relating to the Security Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any
Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Credit Party of this Agreement or any other Loan Document to which such Person is a party.

      6.04 Binding Effect. This Agreement and each other Loan Document to which such Credit Party is a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

      6.05 Litigation. Except as otherwise disclosed in Schedule 6.05 attached hereto [Borrower needs to provide schedule ASAP], there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of such Credit Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party, or any of their respective Properties, directors or officers which: (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to any Credit Party, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

      6.06 No Default. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any of the Obligations by any Credit Party. As of the Closing Date, no Credit Party is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Subsection 9.01(e).

      6.07 ERISA.

           (a) No Credit Party other than Borrower sponsors or maintains a Plan. Borrower has complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

           (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

           (c) No act, omission or transaction has occurred which could result in imposition on Borrower (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

           (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by Borrower has been or is expected by Borrower to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

           (e) Full payment when due has been made of all amounts which Borrower is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

           (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of each Borrower's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

           (g) Borrower does not sponsor, maintain or contribute to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Borrower in its sole discretion at any time without any material liability.

           (h) Borrower does not sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

           (i) Borrower is not required to provide  security  under  section 401
(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

      6.08 Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 7.11. No Credit Party is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.09 Title to Oil and Gas Properties. Each Credit Party has good and Marketable Title to its respective Oil and Gas Properties, subject to the Permitted Liens, and has good title to all other Property which is necessary or used in the ordinary conduct of its business. No consents or rights of first refusal exist or remain outstanding with respect to such Credit Party's interests in its Oil and Gas Properties assigned to it pursuant to any acquisition of Oil and Gas Properties other than Permitted Liens.

      6.10 Oil and Gas Operations.  The   Hydrocarbon  Interests  and  Operating
Agreements attributable to the Oil and Gas Properties are in force and effect in accordance with their terms.

      6.11 Initial Reserve Report. Borrower has heretofore delivered to Administrative Agent true and complete copies of reports prepared by Cawley, Gillespie & Associates, Inc. dated as of March 1, 2002 (the "Initial Reserve Report") relating to an evaluation of the Oil and Gas attributable to STP's Oil and Gas Properties and to QO&G's Oil and Gas Properties effective as of January 1, 2002. To the knowledge of each Credit Party, (i) the assumptions stated or used in the preparation of the Initial Reserve Report are reasonable, (ii) all information furnished by any Credit Party to Cawley, Gillespie & Associates, Inc., taken as a whole, for use in the preparation of the Initial Reserve Report was accurate in all material respects, (iii) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (iv) the Initial Reserve Report does not omit any statement or information necessary to cause the same not to be misleading to Administrative Agent and the Banks in any material respect.

      6.12 Gas Imbalances. There are no gas imbalances, take or pay or other prepayments with respect to any of the Mortgaged Properties in excess of $50,000 which would require any Credit Party to deliver Oil and Gas produced from any of the Mortgaged Properties at some future time without then or thereafter receiving full payment therefor.

      6.13 Taxes. The Credit Parties have filed all federal tax returns and reports required to be filed, or appropriate extensions thereof, and has paid all federal taxes, assessments, fees and other governmental charges levied or imposed upon such Person or such Person's Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. The Credit Parties have filed all state and other non-federal tax returns and reports required to be filed, or appropriate extensions thereof, and has paid all state and other non-federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. To the Credit Parties' knowledge, there is no proposed audit or tax assessment against any Credit Party that would, if made, reasonably be expected to have a Material Adverse Effect.

      6.14 Financial Condition. The most recent, pre-merger (i) audited consolidated fiscal year-end financial statements of Borrower dated as of May 31, 2002 and (ii) reviewed (1) year-end financial statements of STP, Inc. dated as of December 31, 2001, (2) year-end, "carved out" pro forma financial statements for STP dated as of December 31, 2001, and (3) year-end consolidated pro forma financial statements for STP and Borrower dated as of December 31, 2001 delivered to Administrative Agent fairly present the information contained therein and the pro forma financial position and the results of operations of Borrower, STP and Borrower's other Subsidiaries. Since the date of such financial statements, there has been no Material Adverse Effect in the pro forma consolidated financial conditions of Borrower, STP or any of Borrower's other Subsidiaries.

      6.15 Environmental Matters. The Oil and Gas Properties are operated in accordance with all applicable Environmental Laws. No Credit Party is aware of any Environmental Claims that are or would be, individually or in the aggregate, reasonably expected to have a Material Adverse Effect on any Credit Party or any of the Oil and Gas Properties. Each Credit Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations, and such properties which such Person is acquiring or planning to acquire including Oil and Gas Properties.

      6.16 Regulated Entities. No Credit Party nor any Person controlling such Credit Parties, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

      6.17 No Burdensome Restrictions. No Credit Party is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

      6.18 Copyrights, Patents, Trademarks and Licenses, etc. Each Credit Party owns or is licensed or otherwise has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person.

      6.19  Subsidiary.  As of  the  Closing  Date,  Borrower  has  neither  any
Subsidiary nor any material equity investments in any other corporation, partnership, limited liability company or other entity, other than those entities specifically identified on Schedule 6.19 attached hereto.

      6.20 Insurance. Borrower has previously identified the insurance policies covering the Mortgaged Properties and the underwriters thereof, such policies and underwriters being acceptable to Administrative Agent. The Properties of each Credit Party are insured with financially sound and reputable insurance companies not Affiliates of any Credit Party, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person's Properties are located.

      6.21 Full Disclosure. None of the representations or warranties made by any Credit Party in any of the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of any Credit Party in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of Borrower to Administrative Agent or any of the Banks prior to the Closing Date), taken as whole, contains any untrue statement of a material fact known to any Credit Party or any Responsible Officer or omits any material fact known to any Credit Party or any Responsible Officer required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      6.22 Solvency.  As of the Closing Date,  each Credit Party is Solvent.

      6.23 Capitalization and Subsidiaries. The authorized securities of each Credit Party consist of the number of shares of common stock set forth on
Schedule 6.19, and all issued and outstanding shares of such stock have been validly issued and are fully paid and nonassessable and are owned by and issued as set forth on Schedule 6.19.

      6.24 Relationship of Credit Parties. The Credit Parties are engaged in related businesses and each Credit Party is directly and indirectly dependent upon each other Credit Party for and in connection with their business activities and their financial resources. Each Credit Party has determined, reasonably and in good faith, that such Credit Party will receive substantial direct and indirect economic and financial benefits from the extensions of credit and guarantees, as applicable, made under this Agreement, and such extensions of credit are in the best interests of such Credit Party, having regard to all relevant facts and circumstances.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS
                              ---------------------

      So long as the Issuing Bank or any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Banks and the Issuing Bank waive compliance in writing:

      7.01 Financial Statements. Borrower shall maintain for itself and its Subsidiaries a system of accounting established and administered in accordance with GAAP consistently applied, and deliver to Administrative Agent, with sufficient copies for each Bank:

           (a) As soon as available, but not later than ninety (90) days after the end of each year a copy of the audited annual consolidated and consolidating financial statements of Borrower and its Subsidiaries as of the end of such year including the related balance sheet and statements of income, equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year (on a proforma basis for the 2002 annual financials) accompanied, in the case of the financial statements, by an unqualified opinion from an independent accounting firm acceptable to Administrative Agent (the "Independent Auditor") along with a certificate of Borrower's and its

Subsidiaries' Derivative Contract positions, Borrower's calculations confirming no Event of Default and Borrower's compliance with all financial covenants herein, all as certified by a Responsible Officer of Borrower as fairly presenting the financial position and the results of operations of Borrower in accordance with GAAP; and

           (b) As soon as available, but not later than sixty (60) days after the close of each of the first three quarters of each year, a copy of the unaudited consolidated and consolidating quarterly balance sheet of Borrower as of the end of such quarter and the related statements of income, equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Borrower as fairly presenting, in accordance with GAAP, consistently applied, the financial position and the results of operations of Borrower together with a certificate regarding Borrower's and its Subsidiaries' Derivative Contract positions and calculations confirming no Event of Default and Borrower's compliance with all financial covenants herein.

      7.02 Certificates; Other Production and Reserve Information. Borrower shall furnish to Administrative Agent, with sufficient copies for each Bank:

           (a) commencing as of November 30, 2002, and thereafter, as soon as available but in any event no later than thirty (30) days following each month during the term of this Agreement, a Monthly Status Report in a form reasonably acceptable to the Banks, as of the calendar month then ended;

           (b) concurrently with the delivery of the statements and reports of Borrower referred to in Subsections 7.01 (a) and (b) a Compliance Certificate executed by a Responsible Officer;

           (c) during the term of this Agreement, Reserve Reports prepared by an independent petroleum engineer reasonably acceptable to the Administrative Agent and the Banks covering the Oil and Gas Properties, to be delivered every September 1st, effective as of July 1st of such year, and every March 1st effective as of January 1st of such year, commencing March 1, 2003;

           (d) promptly upon the request of the Administrative Agent, such copies of all geological, engineering and related data contained in Borrower's or its Subsidiaries files or otherwise readily accessible to Borrower relating to the Mortgaged Properties as may reasonably be requested;

           (e) on or before 180 days following Closing, each Credit Party shall provide to Administrative Agent evidence of the Credit Party's good and Marketable Title to at least 80% of the net present value of such Credit Party's Mortgaged Properties subject to no other liens, other than Permitted Liens, as evidenced by opinion of title or other title or information reasonably satisfactory to Administrative Agent and the Banks, thereafter, on request by Administrative Agent, or if required by regulations to which Administrative Agent or any of the Banks is subject, the Credit Parties shall provide such title opinions from legal counsel reasonably acceptable to Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, as may be necessary to cover at least 80% by value of the Mortgaged Property as may be designated by Administrative Agent, and Administrative Agent; and

           (f) promptly, such additional information regarding the business, financial or business affairs of Borrower as Administrative Agent, at the request of any Bank, may from time to time reasonably request.

      7.03 Notices.  Borrower shall promptly notify  Administrative Agent:

           (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

           (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Credit Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Credit Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Credit Party, including pursuant to any applicable Environmental Laws;

           (c)  of  any  material   change  in  the  management  or
ownership of Borrower, or in the accounting policies or financial reporting practices by Borrower; and

           (d)  of the formation or acquisition of any Subsidiary.

           Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Borrower proposes to take with respect thereto and at what time. Each notice under Subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

      7.04 Preservation of Company Existence, Etc. Borrower shall, and shall ensure that each of its Subsidiaries shall:

           (a) preserve and maintain in full force and effect its corporate, partnership or limited liability company existence as appropriate, and shall maintain its good standing under the laws of each state wherein it is registered to transact business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

           (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

           (c) preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

           (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

      7.05 Maintenance of Mortgaged Properties.

           Borrower shall, and shall cause its Subsidiaries to, maintain and preserve all its Mortgaged Properties in the ordinary course of Borrower's and its Subsidiaries' Principal Businesses and in a manner consistent with a prudent operator in the oil and gas industry.

      7.06 Insurance.

           (a) The Credit Parties shall maintain, with financially sound and reputable independent insurers, insurance with respect to such Person's Properties and business against loss or damage reasonably satisfactory to Administrative Agent, naming Administrative Agent, for the ratable benefit of the Banks, as "loss payee" under its property loss policies and as "additional insured" on its comprehensive and general policies, which policies shall not be amended or changed without at least thirty (30) days written notice to Administrative Agent. So long as no Event of Default exists and is continuing, proceeds of any insurance policies shall be applied first to the restoration, repair or replacement of the Properties to the extent such actions would be reasonably prudent and the remainder, if any, shall be applied to the Obligations to prepay the Obligations in any manner or order as elected by Administrative Agent at the time of such prepayments. Upon an Event of Default, and for so long as same is continuing, proceeds of any insurance policies shall be applied to the Obligations in such manner and order as the Administrative Agent and Majority Banks may elect.

           (b) The Credit Parties shall renew the insurance policies identified pursuant to Section 6.20 on terms no less favorable to Administrative Agent for the ratable benefit of the Banks during the term of this Agreement. Any substitute underwriter shall be as financially sound as Borrower's existing underwriters.

      7.07 Payment of Obligations. Each Credit Party shall pay and discharge as the same shall become due and payable, such Person's obligations and liabilities, including: (a) all Tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Person; (b) all lawful claims prior to the time at which, if such claims remain unpaid, a Lien upon such Person's Property would be imposed by law; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      7.08 Compliance with Laws. Each Credit Party shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Oil and Gas attributable to the Credit Parties' interests in the Oil and Gas Properties will be produced and marketed in accordance with all applicable laws and regulations. Each Credit Party shall comply with all material terms of any and all applicable Operating Agreements and other agreements and documents pertaining to or affecting the Hydrocarbon Interests during the term of this Agreement.

      7.09 Inspection of Property and Books and Records. Each Credit Party shall maintain proper books of record and account, in which, in all material respects, full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Person. Each Credit Party shall permit representatives and independent contractors of Administrative Agent or any Bank to visit and inspect any of its Properties, to examine its Organizational Documents, and financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of one or more Responsible Officers of such Person, independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired; provided, however, when an Event of Default exists Administrative Agent or any Bank may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

      7.10 Environmental Laws.

           (a) Each Credit Party shall conduct its operations and keep and maintain its Property in material compliance with all Environmental Laws;

           (b) Each Credit Party will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by such Credit Party, or of which such Credit Party has notice, pending or threatened against any Credit Party by any Governmental Authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of such Person's Properties or the operation of its business.

           (c) Each Credit Party will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by such Credit Party in connection with such Credit Party's ownership or use of its Properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Substances at any location.

      7.11 Use of Proceeds. Borrower shall use the proceeds of the Loans (i) to refinance the Assumed Debt, (ii) for the acquisition and development by the Credit Parties of Oil and Gas Properties, (iii) to finance standby letters of credit up to the Aggregate LC Obligation Limitation, and (iv) for general corporate purposes.

      7.12 Additional Collateral.

           (a) Lien in Oil and Gas Properties. At all times hereunder that the Obligations remain unpaid, the Credit Parties agree to update and supplement the Mortgages each quarter in order to reflect any new acquisitions of additional Oil and Gas Properties, additional Undeveloped Properties or additional interests in existing Oil and Gas Properties or existing Undeveloped Properties, and such Credit Party shall grant to the Administrative Agent for the benefit of the Banks as security for the Indebtedness, a first-priority Lien interest (subject only to Permitted Liens) covering such Credit Party's additional Oil and Gas Properties. Such Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Documents, all in form and substance satisfactory to Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

           (b) Title Information. Concurrently with the granting of the Lien or other action referred to in Section 7.12(a) above, such Credit Party will provide to the Administrative Agent title information in form and substance satisfactory to the Administrative Agent in its sole discretion with respect to such Person's interests in such Oil and Gas Properties.

           (c) Legal Opinions. Promptly after the filing of any new Security Document in any state, upon the request of the Administrative Agent, the Borrower will provide, or cause to be provided, to the Administrative Agent an opinion addressed to the Administrative Agent for the benefit of the Banks in form and substance satisfactory to the Administrative Agent in its reasonable discretion from counsel reasonably acceptable to Administrative Agent, stating that the new Security Document is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

           (d)  Subordination of Obligor's Liens.

                (i) Each Credit Party hereby subordinates and assigns in favor of Administrative Agent for the benefit of the Banks any and all liens, statutory or otherwise and any rights of offset contractual or otherwise it has or may have in the future against such Credit Party's interests in the Mortgaged Properties or in the Oil and Gas Properties and revenues attributable to its interest therein, including the Contracts and Records (defined below).

                 (ii)Any officer or employee of Administrative Agent is expressly granted the right at its option upon not less than one (1) Business Day's notice, to visit and inspect (a) each Credit Party's offices, including all books and records, farmout agreements, area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements that relate to any of the Mortgaged Properties or in the Oil and Gas Properties, seismic, geological and geophysical, drilling and production data and records, all accounting records, joint interest billing records, division order records, land files, and contracts and records referring to the production, sale, purchase, exchange or processing of Hydrocarbons whether such data, information or agreements are in written form or electronic format (the "Contracts and Records"), and to examine, take copies and extracts therefrom, and (b) any of the Mortgaged Properties.

                (iii)Following the occurrence and during the continuance of an Event of Default, each Credit Party acknowledges that the Administrative Agent is expressly granted the right to exercise any and all liens, statutory or otherwise, rights of offset or recoupment it has and to receive the monies, income, proceeds, or benefits attributable to the sale of Oil and Gas produced from or attributable to the Mortgaged Properties, to hold the same as security for the Obligations and to apply it on the principal and interest or other amounts owing on any of the Obligations, whether or not then due, in such order or manner as Administrative Agent may elect.

                (iv) In the event of a foreclosure, deed in lieu, or other transfer of record or beneficial ownership or operations of the Mortgaged Properties, each Credit Party, as bailee, agrees to cooperate and assist Administrative Agent and its officers, agents and counsel in the peaceful transfer and delivery of such Contracts and Records to such party or parties as Administrative Agent may in writing direct.

                (v) Following the occurrence and during the continuance of a Default or Event of Default and within thirty (30) days after receipt of notice from Administrative Agent, the Credit Parties will relinquish their respective rights to operate the Properties of such Credit Parties to the Administrative Agent or its designee.

           (f) Subordination of Intercompany Debt. Any Intercompany Notes or advances of any Credit Party howsoever evidenced by journal entries or otherwise now or hereafter owed to or held by any other Credit Party are hereby subordinated to the Obligations of such other Credit Party to the Banks, and any document or instrument evidencing such loans or advances shall contain a legend giving notice of such subordination. Any Intercompany Notes or advances of any other Credit Party due to such Credit Party, if the Administrative Agent so requests, shall be collected, enforced and received by such Credit Party as trustee for the Banks and be paid over to the Administrative Agent for the account of the Banks on account of the Obligations but without affecting in any manner the liability of such Credit Party under the other provisions of this Agreement or any other Loan Document. Any Lien, claim, right or other encumbrance on any property of any Credit Party in favor of any other Credit Party is hereby subordinated in all respects to the Liens granted to the Administrative Agent for the benefit of the Banks.

           7.13 Further Assurances. Each Credit Party will promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement, the Security Documents or any other instruments referred to or mentioned herein or therein. Further, each Credit Party will, at such Person's expense, promptly do all acts and things, and will execute and file or record all instruments reasonably requested by Administrative Agent, to establish, perfect, maintain and continue the perfected security interest of Administrative Agent in or the Lien of Administrative Agent on the Mortgaged Properties. Borrower will pay the reasonable costs and expenses of all filings and recordings and all searches reasonably deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and each Credit Party will satisfy all other claims and charges which in the reasonable opinion of Administrative Agent might prejudice or impair any of the Mortgaged Properties or any Liens thereon in favor of Administrative Agent for the benefit of the Issuing Bank and the Banks.

      7.14 Subsidiary Guaranties. Payment and performance of the Obligations shall be fully guaranteed by each Subsidiary of Borrower, whether such Subsidiary now exists or is hereafter created or acquired, in substantially the form of Exhibit I attached hereto. On the date of creation or acquisition by Borrower of any direct or indirect wholly owned Subsidiary, Borrower shall cause such Subsidiary to execute and deliver to Administrative Agent a Subsidiary Guaranty.

      7.15 Mandatory Hedging Program. Within sixty (60) days following Closing, Borrower shall enter into, or cause its Subsidiaries to enter into, commodity Derivative Contracts with counterparties satisfactory to Administrative Agent covering at least sixty percent (60%) of, but not more than eight-five percent (85%) of, Borrower's or such Subsidiary's projected Hydrocarbon production volumes over the next succeeding twelve (12) months following such date on a rolling, weighted average basis satisfactory to the Banks and Administrative Agent, until the Termination Date.

      7.16 Phase I Reports.  As soon as available,  and in any case within three
(3) Business Days prior to closing any acquisition of Oil and Gas Properties where the Borrower's or its Subsidiaries' liability for environmental remediation potentially associated with the ownership and/or operation of all such Oil and Gas Properties is expected to exceed $50,000, Borrower shall deliver to Administrative Agent an environmental site assessment report covering such Oil and Gas Properties to be acquired in form and substance satisfactory to Administrative Agent and the Banks.

      7.17 ERISA Information and Compliance. Borrower will promptly furnish to the Administrative Agent with sufficient copies to the Banks (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), Borrower will (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

                                  ARTICLE VIII.

                               NEGATIVE COVENANTS
                               ------------------

      So long as the Issuing Bank or any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Issuing Bank or the Banks waive compliance in writing:

      8.01 Limitation on Liens. Each Credit Party agrees that it shall not, and will not, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its or its Subsidiaries' Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

           (a) any Lien created under the Security Documents or any other Loan Document;

           (b) Liens securing the Mezzanine Debt that are subject to the terms and conditions of the Subordination Agreement;

           (c) any usual and customary liens arising under Oil and Gas leases for royalty payments not yet due and payable and reciprocal liens arising under operating agreements for joint interest billings not yet due and payable or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

           (d) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07 or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

           (e) carrier, warehousemen, mechanic, landlord, materialmen, repairmen or other similar statutory Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

           (f) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

           (g) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of Borrower or its Subsidiaries;

           (h) Liens created by QES and covering the rights, title, interests, property and assets of QES, provided however, that such Liens shall not create a security interest in or to any rights, titles, interests or property of Borrower or any of Borrower's other Subsidiaries;

           (i) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution other than the Banks; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the account party, (ii) the account party maintains (subject to such right of set-off) dominion and control over such account(s), and (iii) such deposit account is not intended by the account party to provide cash collateral to the depository institution.

      8.02 Disposition of Assets. No Credit Party shall, directly or indirectly, nor shall such Credit Party allow its Subsidiaries to directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any Property used or useful by any Credit Party or any of their Subsidiaries in connection with the Oil and Gas Properties (including accounts and notes receivable, with or without recourse attributable to the Mortgaged Properties) or enter into any agreement to do any of the foregoing, except:

           (a) Dispositions of inventory including Oil and Gas produced in the ordinary course of business;

           (b)  Liens permitted under Section 8.01(b) hereof; and

           (c) Dispositions of obsolete or worn-out equipment in the ordinary course of business.

      Provided, that at the time of any Disposition under (c) above, no Event of Default shall exist or shall result from such Disposition.

      8.03 Consolidations and Mergers. Except for (i) Borrower's acquisition of STP as a wholly owned Subsidiary, and (ii) PGP's acquisition of the gas marketing business of Bonanza Energy Corp. of Kansas, no Credit Party shall merge, amalgamate or consolidate with or into, or permit any of its Subsidiaries to merge, amalgamate or consolidate with or into, any Person or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any such Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets to any Person.

      8.04 Loans and Investments. Each Credit Party agrees that it shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including QES or any other Affiliate of such Credit Party, except for:

           (a)  investments in Cash Equivalents;

           (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

           (c)  investments  in  Derivative   Contracts   permitted
under Section 8.16;

           (d)  Intercompany Debt; and

           (e) investments with third parties that are (i) customary in the Oil and Gas business, (ii) made in the ordinary course of such Credit Party's business, and (iii) made in the form of or pursuant to Operating Agreements, farm-in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, service contracts and other similar agreements.

      8.05 Limitation on Indebtedness. No Credit Party shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

           (a)  Indebtedness incurred pursuant to this Agreement;

           (b) Mezzanine Debt owed to the Mezzanine Lender, in an amount not to exceed the Approved Mezzanine Borrowing Base in the aggregate outstanding at any time provided such Indebtedness is at all times subject to the terms and conditions of the Subordination Agreement;

           (c) Indebtedness scheduled on Schedule 8.05 attached hereto; provided, such Indebtedness is acceptable to the Banks, is subordinate to the Senior Indebtedness, the principal amount thereof is not increased from the amounts in effect as of the date hereof, and such Indebtedness is not prepaid and scheduled payments thereunder are not accelerated from the payment dates in effect as of the date hereof;

           (d) the Warrant or the Warrant Purchase Agreement as defined in the Mezzanine Credit Agreement;

           (e) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08; and

           (f)  current  liabilities  for  lease  operating  expenses,   capital
expenditures, accounts payable, expense accruals, taxes and assessments incurred or assumed in the ordinary course of business.

      No Credit Party shall create, incur, assume, guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness of QES.

      8.06 Transactions with Affiliates. Each Credit Party agrees that it shall not, and shall not allow any of its Subsidiaries, to enter into any transaction with or make any payment or transfer to any Affiliate of Borrower or of such Subsidiary, except in the ordinary course of business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower or such Subsidiary.

      8.07 Margin Stock. Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      8.08 Contingent Obligations. Each Credit Party agrees that it shall not create, incur, assume or suffer to exist any Contingent Obligations except:

           (a) endorsements for collection or deposit in the ordinary course of business;

           (b) obligations under plugging bonds, performance bonds and fidelity bonds issued for the account of Borrower, obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of; and

           (c) this Agreement, Derivative Contracts permitted or required pursuant to Section 8.16 with any of the Banks or any Affiliates of the Banks and the Mezzanine Debt permitted under Section 8.05(b).

      8.09 Mezzanine Debt Payment. Borrower agrees that principal payments on the Mezzanine Debt shall not be made without the express, written approval of the Banks and that all payments on the Mezzanine Debt shall be made in compliance with the Subordination Agreement.

      8.10 Restricted Payment. Borrower shall not purchase, redeem or otherwise acquire for value any shares of its equity interests, rights or options to acquire such interests, or the Warrants or Warrant Purchase Agreement (as defined under the Mezzanine Loan Agreement) now or hereafter outstanding and will not declare or pay any dividend, distribution, return capital to its shareholders, or make any distribution of assets or Property to its shareholders (collectively "Restricted Payments"); provided however, unless a Borrowing Base deficiency or Event of Default has occurred and is continuing to occur or would occur as a result of such Restricted Payment, the Credit Parties may pay principal and interest due on Intercompany Debt.

      8.11 Minimum Consolidated Tangible Net Worth. Commencing January 1, 2003, Borrower shall maintain at all times Consolidated Tangible Net Worth in an amount not less than the sum of (a) $5,000,000, plus (b) Borrower's Consolidated Net Income commencing January 1, 2003 on a cumulative basis (provided no negative adjustment will be made in the event such amount is a deficit figure for such period) multiplied by fifty percent (50%), plus (c) one hundred percent (100%) of the net proceeds of any capital contribution or equity offering.

      8.12 Total Consolidated Funded Debt to EBITDA. Commencing January 1, 2003, Borrower shall maintain a ratio of Total Consolidated Funded Debt to EBITDA throughout the term hereof that does not exceed (i) 4.50:1.00 for each quarter commencing January 1, 2003 through December 31, 2003 and (ii) 3.50:1.00 for each quarter thereafter. The ratio shall be calculated at the end of each fiscal quarter, for the four-fiscal quarter period then ended, provided for the first four quarters following Closing the ratio shall be annualized based upon the number of quarters then ended following Closing.

      8.13 Current Ratio. Commencing January 1, 2003, Borrower shall maintain at all times a current ratio of Current Consolidated Assets to Current Consolidated Liabilities of not less than 1.00:1.00.

      8.14 Change in Business. Each Credit Party shall not, and shall not allow its Subsidiaries to, engage in any business or activity other than its respective Principal Business.

      8.15 Accounting   Changes.   Borrower   shall  not  make  any significant
change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or any Subsidiary.

      8.16 Derivative Contracts. Each Credit Party shall not, and shall not allow its Subsidiaries to, enter into or in any manner be liable under any Derivative Contract attributable to Mortgaged Properties except such Derivative Contracts as may be required under Section 7.15 and:

           (a) Derivative Contracts entered into with the purpose and effect of fixing prices on Oil and Gas attributable to the Mortgaged Properties and expected to be produced by a Credit Party provided that at all times: (i) the aggregate of all such Derivative Contracts limits or reduces such market price risk for a term of no less than six (6) and/or no more than twenty-four (24) months; (ii) no such contract, when aggregated with all Derivative Contracts permitted under this Section 8.16(a) and/or required under Section 7.15 requires such Person to deliver more than 85% of total estimated Oil and Gas to be produced during the twelve (12) months from the date of each such Derivative Contract becomes effective from the proved developed producing Oil and Gas Properties as so designated in the most recent Reserve Report furnished by Borrower under Section 7.02(c), and (iii) each such contract shall be with any of the Banks or any Affiliates of the Banks, or with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated BBB or Baa2 or better, respectively, by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (or a successor credit rating agency).

           (b) Derivative Contracts entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of a Credit Party that is accruing interest at a variable rate, provided that (i) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness of such Credit Party to be hedged by such contract; (ii) no such contract with a counter-party other than a Bank or its Affiliate requires such Credit Party to put up money, assets, letters of credit, or other security against the event of its nonperformance prior to actual default by such Credit Party in performing obligations thereunder; and (iii) each such contract shall be with a Bank or its Affiliate or with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (or a successor credit rating agency).

           (c) In the event Borrower or any of its Subsidiaries enters into a Derivative Contract with any of the Banks or any Affiliate of the Banks, the Contingent Obligation evidenced under such Derivative Contract shall not be applied against such Bank's Commitment nor against the Effective Amount. Any Indebtedness to any Bank or any Affiliate of the Banks incurred under any Derivative Contract shall be treated as an Obligation pari passu and secured pro rata under the Security Documents with all Obligations otherwise incurred hereunder or under the other Loan Documents. Borrower covenants and agrees the payment on each and all of such Derivative Contracts with any of the Banks or their Affiliates is and shall be secured by liens on the Collateral under the Security Documents.

      8.17 ERISA Compliance.  Borrower will not at any time:

           (a) Engage in any transaction in connection with which Borrower could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

           (b) Terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to Borrower to the PBGC;

           (c) Fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower is required to pay as contributions thereto;

           (d) Permit to exist any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

           (e) Permit the actuarial present value of the benefit liabilities under any Plan maintained by Borrower that is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

           (f) Contribute to or assume an obligation to contribute to any Multiemployer Plan;

           (g) Acquire an interest in any Person that causes such Person to become an ERISA Affiliate with respect to Borrower if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

           (h) Incur a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

           (i) Contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

           (j) Amend a Plan resulting in an increase in current liability such that Borrower is required to provide security to such Plan under section 401
(a)(29) of the Code.

                                   ARTICLE IX.

                                EVENTS OF DEFAULT
                                -----------------

      9.01 Event of Default. Any of the following shall constitute an "Event of Default":

           (a) Non-Payment. Borrower fails to pay, when and as required to be paid herein, any amount of principal or interest of any Loan or any Matured LC Obligation, or fails to pay within five (5) days of when due any fee or other amount payable hereunder or under any other Loan Document; or

           (b) Guaranties. Any Guarantor fails to pay, when and as required to be paid under its Subsidiary Guaranty, the "Guaranteed Obligations" as defined therein or any other default by any Guarantor under its Subsidiary Guaranty.

           (c)  Representation or Warranty.  Any  representation or warranty by
any  Credit  Party  made   herein,  in  any  other  Loan  Document, or which is
contained in any certificate, document or
financial  or   other  statement  by  any   Credit  Party  or  any  Responsible
Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made; or

           (d)  Specific  Defaults.   Any  Credit   Party  fails  to perform or
observe any term, covenant or agreement contained in any of Section 7.03(a) or in Article VIII, or

           (e) Other Defaults. Any Credit Party fails to perform or observe any other term or covenant contained in this Agreement to which it is subject (other than described in Subsections 9.01(a), (b), (c) or (d)) or any other Loan Document to which it is a party, and such default shall continue unremedied for a period of thirty (30) days after the date upon which written notice thereof is given to such Credit Party by Administrative Agent; or

           (f) Cross-Default. Any Credit Party (i) defaults under the Mezzanine Debt, (ii) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure in respect of any other Indebtedness or Contingent Obligation in excess of $100,000 principal amount; or
(iii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to the Mezzanine Debt or any other such Indebtedness or Contingent Obligation in excess of $100,000 principal amount, but in each case only if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

           (g) Insolvency; Voluntary Proceedings. Any Credit Party (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself, or (iii) takes any action to effectuate or authorize any of the foregoing; or

           (h) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Credit Party, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of such Credit Party's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released or vacated within sixty (60) days after commencement, filing or levy; (ii) any Credit Party admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) any Credit Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

           (i) Monetary Judgment. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Credit Party involving in the aggregate a liability in excess of $100,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

           (j) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of any Credit Party, or any Credit Party, for any reason, loses any material license, permit or franchise, or any Credit Party suffers the imposition of any restraining order, escrow, suspension or impounding of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; and, in each case such revocation, failure or loss could reasonably be expected to have a Material Adverse Effect; and such default remains unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer knew of such default or (ii) the date upon which written notice thereof is given to such Credit Party by Administrative Agent; or

           (k)  Adverse  Change.  There  occurs a Material  Adverse Effect.

           (l) Change of Control, Change of Management. Any of Jerry D. Cash or Doug Lamb shall cease or fail for any reason to serve and function in their current capacity as an executive officer of Borrower and shall not be succeeded in such position by a person reasonably acceptable to the Administrative Agent and the Majority Banks. Jerry D. Cash and Doug Lamb shall cease to own, directly or through their immediate family members, trusts or entities wholly owned by them, more than 40% of the equity interest in Borrower. Borrower shall cease to own all of the capital stock of PGP, QO&G, or STP.

      9.02 Remedies.   If  any  Event  of  Default  occurs  and  is continuing:

           (a) Upon the  occurrence of any event  specified in Subsection (g) or
(h) of Section 9.01, the unpaid principal amount of all outstanding Loans, interest, LC Obligations and other amounts payable under the Loan Documents shall automatically become due and payable without further act of Administrative Agent, and in each case under 9.02(a), without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Credit Parties;

           (b) Administrative Agent shall, at the request of, or may, with the consent of, the Banks, declare the Commitment, if any, of each of the Banks to make Loans or issue Letters of Credit to be terminated and (i) upon the occurrence of any event specified in Subsections 9.01(a) through (f) or (i) through (l) may declare all or any part of the unpaid principal of the Loans, all interest accrued and unpaid thereon, all outstanding LC Obligations (with any amounts in respect of undrawn Letters of Credit to be held as cash collateral therefor in accordance with Section 2.09(g)) and all other amounts payable under the Loan Documents to be immediately due and payable; and

           (c) The Credit Parties acknowledge and understand that under the laws of the State of Texas, unless waived, the Credit Parties have the right to notice of the Banks' intent to accelerate the Obligations evidenced by the Note, the right to notice of the actual acceleration of the Obligations evidenced by the Note, and the right to presentment of the Note by the Banks' demand for payment. The Credit Parties acknowledge that they each understand that they can waive these rights and by the execution by each Credit Party of this Agreement, agree to waive their right to notice of intent to accelerate, their right to notice of acceleration, and their right to presentment or other demand for payment.

           (d) Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents and applicable law.

           9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X.

                              ADMINISTRATIVE AGENT
                              --------------------

      10.01  Appointment and Authorization.

           (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall have only such duties or responsibilities, as expressly set forth herein, Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

           (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as Administrative Agent may agree at the request of any of the Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to Administrative Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

      10.02Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks or any Affiliate of the Banks for any recital, statement, representation or warranty made by any Credit Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the
validity,  effectiveness (other   than   such  Agent-Related  Person's  own due
execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Credit Party to perform its obligations hereunder or under any other Loan Documents to which it is a party. No

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


Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Credit Party.

      10.04 Reliance by Administrative Agent.

           (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, electronic mail, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks and their Affiliates against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

           (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has made available to Administrative Agent its Pro Rata Share of the initial Loan or subsequent Loan, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank as a condition precedent to such initial Loan or subsequent Loan, as applicable.

      10.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Banks, unless Administrative Agent shall have received written notice from a Bank or a Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify the Banks of its receipt of any such notice. Subject to Subsection 10.04(a), Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Banks in accordance with
Article IX; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

      10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of the Credit Parties, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each

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


Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of any of the Agent-Related Persons.

      10.07 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks and any Affiliates of the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of the Credit Parties to do so), pro rata according to each respective Bank's Pro Rata Share, each Agent-Related Person from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE of such Agent-Related Persons; provided, however, that no Bank shall be liable for the payment to any Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from (i) the gross negligence or willful misconduct of any Agent-Related Person or (ii) a claim or action asserted by one or more other Agent-Related Persons. Without limitation of the foregoing, each Bank shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     10.08 Administrative Agent in Individual Capacity. Wells Fargo Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Credit Parties as though Wells Fargo Bank were not Administrative Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Wells Fargo Bank or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Credit Parties) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them. With respect to its Loans, Wells Fargo Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not Administrative Agent or the Issuing Bank.

     10.09 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Banks. If Administrative Agent resigns under this Agreement, the Banks shall appoint from among the Banks a successor administrative agent in the same capacity as the retiring
Administrative Agent for the Banks. If no successor administrative agent is appointed prior to the effective date of the resignation of such retiring Administrative Agent, such retiring Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent from among the

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


Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections
11.05 and 11.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent in the same capacity as the retiring Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent shall either withdraw its resignation or may appoint as a successor administrative agent a commercial bank organized under the laws of the United States of America or of any State thereof having a commercial capital surplus of at least $500,000,000.

                                   ARTICLE XI.

                                  MISCELLANEOUS
                                  -------------

      11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Credit Party therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by Administrative Agent at the written request of the Majority Banks) and the Credit Parties party thereto and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such waiver, amendment, modification, termination or consent shall, unless in writing and signed by all of the Banks and the Credit Parties party thereto and acknowledged by Administrative Agent, do any of the following:

           (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02), or increase the maximum amount of Letters of Credit;

           (b) postpone the final maturity date of any Loan, or postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

           (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

           (d) change the definition of Majority Banks, the Pro Rata Shares or change in any manner the percentage of Banks required to take any action under this Agreement;

           (e) amend this Section 11.01 or any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Banks;

           (f) release all, substantially all, or any material portion of the Collateral (except for releases in connection with dispositions of assets that are permitted hereunder or under any Loan Document);

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


           (g) reduce the amount or postpone the due date of any amount payable in respect of, or extend the required expiration date of, any Letter of Credit, or change in any manner the obligations of Banks relating to the purchase of participations in Letters of Credit;

           (h) increase the Borrowing Base pursuant to Section 2.04 or approve any increase in the Mezzanine Borrowing Base, provided, the Majority Banks may maintain or decrease the Borrowing Base pursuant to Section 2.04; or

           (i)  amend or modify the Subordination Agreement;

and; provided further, that (i) any amendment, modification, termination or waiver of any of the provisions contained in Article V shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and all of the Banks, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to any or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any LC Related Document relating to any Letter of Credit Issued or to be Issued by it, and (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the any or all of the Banks, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document.

      11.02 Notices.

           (a) All notices, requests and other communications shall be in writing and mailed by certified mail, electronically transmitted by e-mail, faxed or delivered, to the address or facsimile number specified for notices on the signature page hereof, or, as directed to the Credit Parties, the Banks or Administrative Agent at such other address as shall be designated by such party in a written notice to the Credit Parties, the Banks and Administrative Agent.

           (b) All such notices, requests and communications, when transmitted by delivery, certified mail, e-mail, or fax, shall be effective when delivered or transmitted in legible form.

           (c) Any agreement of Administrative Agent and the Banks herein to receive certain notices by telephone, e-mail or facsimile is solely for the convenience and at the request of the Credit Parties. Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Credit Parties to give such notice and Administrative Agent and the Banks shall not have any liability to the Credit Parties or other Person on account of any action taken or not taken by Administrative Agent or any of the Banks in reliance upon such telephonic, e-mail or facsimile notice. The obligation of the Credit Parties to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent and the Banks to receive written confirmation of any telephonic, e-mail or facsimile notice or the receipt by Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

      11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any of the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

      11.04 Costs and Expenses. Borrower shall:

          (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Administrative Agent within five (5) Business Days after reasonably detailed written demand for all reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by Administrative Agent with respect thereto; and

           (b) pay or reimburse Administrative Agent within five (5) Business Days after written demand for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

      11.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, each Credit Party shall jointly and severally indemnify and hold the Agent-Related Persons, the Issuing Bank, each Bank, and each of its officers, directors, employees, counsel, and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, and the termination, resignation or replacement of Administrative Agent or replacement of any Bank), be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PARTY'S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PARTY, OR ANY ONE OR MORE OF THEM; provided, that no Credit Party shall have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified
Person. The agreements in this Section shall survive payment of all other Obligations.

      11.06 Payments Set Aside. To the extent that Borrower makes a payment to Administrative Agent or the Banks, or Administrative Agent or the Banks exercise their rights of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent permitted by law and to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by Administrative Agent.

      11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent, Issuing Bank and each Bank.

      11.08 Assignments.  No  Bank  may  transfer,   pledge,  assign,  sell  any
participation in, or otherwise encumber its portion of the Obligations except as permitted by clauses (a) or (b) below.

           (a) Any Bank may (subject to the provisions of this section, in accordance with applicable law, in the ordinary course of its business, and at any time), with Borrower's consent and acceptance (that may not be unreasonably withheld and which consent shall not be required at any time that a Default has occurred and is continuing) sell to one or more Persons (each a "Participant") participating interests in its portion of the Obligations. The selling Bank remains a "Bank" under the Loan Documents, the Participant does not become a "Bank" under the Loan Documents, and the selling Bank's obligations under the Loan Documents remain unchanged. The selling Bank remains solely responsible for the performance of its obligations and remains the holder of its share of the outstanding Loan for all purposes under the Loan Documents. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Bank in connection with that Bank's rights and obligations under the Loan
Documents, and each Bank must retain the sole right and responsibility to enforce due obligations of the Credit Parties. Participants have no rights under the Loan Documents except certain voting rights as provided below. Subject to the following, each Bank may obtain (on behalf of its Participants) the benefits of this Article XI with respect to all participations in its part of the Obligations outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Bank under this Article XI calculated as though no participations have been made. No Bank may sell any participating interest under which the Participant has any rights to approve any amendment, modification, or waiver of any Loan Document except as to matters in Section 11.01.

           (b) Each Bank may make assignments to the Federal Reserve Bank. Each Bank may also assign to one or more Eligible Assignees (each an "Assignee") all or any part of its rights and obligations under the Loan Documents so long as
(i) the assignor Bank and Assignee execute and deliver to Administrative Agent for its consent and acceptance (that may not be unreasonably withheld and which consent shall not be required for any assignment to another Bank or to an affiliate of a Bank) and deliver to Borrower for its consent (that may not be unreasonably withheld and which consent shall not be required at any time that a Default has occurred and is continuing) an assignment and assumption agreement in substantially the form of Exhibit F (an "Assignment and Acceptance Agreement") and pay to Administrative Agent a processing fee of $3,000, (ii) the Assignee acquires an identical percentage interest in the Commitment of the assignor Bank and an identical percentage of the interests in the outstanding Loan held by such assignor Bank, (iii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any partial assignment shall be in an amount equal to $5,000,000 or an integral multiple of $100,000 in excess thereof, (iv) Borrower consents to such assignment, provided, however, that Borrower's consent shall not be required upon the occurrence and during the continuance of a Default and (v) the conditions (including, without limitation, minimum amounts of the Commitment that may be assigned or that must be retained) for that assignment set forth in the applicable Assignment and Acceptance Agreement are satisfied. The "Effective Date" in each Assignment and Acceptance Agreement must (unless a shorter period is agreeable to Borrower and Administrative Agent) be at least five (5) Business Days after it is executed and delivered by the assignor Bank and Assignee to Administrative Agent and Borrower for acceptance. Once that Assignment and Acceptance Agreement is accepted by Administrative Agent and Borrower, then, from and after the

Effective  Date  stated  in  it (i)  Assignee  automatically becomes a party to
this   Agreement  and,  to  the   extent  provided   in   that  Assignment  and
Acceptance Agreement, has the rights and obligations of a Bank under the Loan Documents, (ii) the assignor Bank, to the extent provided in that Assignment and Acceptance Agreement, is released from its obligations to fund Borrowings under this Agreement and its reimbursement obligations under this Agreement and, in the case of an Assignment and Acceptance Agreement covering all of the remaining portion of the assignor Bank's rights and obligations under the Loan Documents, that Bank ceases to be a party to the Loan Documents, (iii) Borrower shall execute and deliver to the assignor Bank and Assignee the appropriate Notes in accordance with this Agreement following the transfer, (iv) upon delivery of the Notes under clause (iii) preceding, the assignor Bank shall return to Borrower all Notes previously delivered to that Bank under this Agreement, and (v)
Schedule 2.01 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of Assignee and the remaining Commitment (if any) of the assignor Bank, and Administrative Agent shall prepare and circulate to Borrower and Banks an amended Schedule 2.01 reflecting those changes.

      11.09 Set-off. In addition to any rights and remedies of Administrative Agent and each of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to Borrower, to the extent permitted by law, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Bank to or for the credit or the account of Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify Borrower after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and applications. The rights of each Bank under this Section 12.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

      11.10 Interest. It is the intention of the parties hereto to conform strictly to Applicable Usury Laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the "Applicable Usury Laws"). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Highest Lawful Rate or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if Administrative Agent or any of the Banks shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this
Section 11.10 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. Administrative Agent or the Banks shall never be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that Administrative Agent or any of the Banks ever receive, collect, or apply as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged reserved, paid or payable, including under any specific contingency, exceeds the Highest Lawful Rate, Borrower, Administrative Agent and the Banks shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre-payments and the effect thereof, and (c) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Administrative Agent or the Banks shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Administrative Agent or the Banks. As used herein, the term "Maximum Amount" means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Administrative Agent or such Bank in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Notes, this Agreement or the other Loan Documents.

      11.11 Automatic Debits of Fees.With respect to any arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) past due and payable to Administrative Agent under the Loan Documents, Borrower hereby irrevocably authorizes Administrative Agent, after giving five
(5) Business Days' prior notice to Borrower, to debit any deposit account of Borrower with Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

      11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Administrative Agent shall reasonably request.

      11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument and, any signed counterpart shall be deemed delivered by the party signing it if sent to the other parties hereto by electronic facsimile transmission.

      11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Credit Parties, the Banks, the Issuing Bank, Administrative Agent and the Agent-Related Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

      11.16 GOVERNING LAW. THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT REQUIRED BY FEDERAL LAWS OF THE UNITED STATES OF AMERICA THAT MAY APPLY; AND ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (a) EACH CREDIT PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW. SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS TO THE EXTENT PERMITTED BY LAW. EACH CREDIT PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH CREDIT PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

           (c) TO THE EXTENT PERMITTED BY LAW, EACH CREDIT PARTY, THE BANKS, THE ISSUING BANK AND ADMINISTRATIVE AGENT EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH CREDIT PARTY, THE BANKS, THE ISSUING BANK AND ADMINISTRATIVE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE

FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      11.17 ARBITRATION.

           (a) Arbitration. Upon the demand of any party, any dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.

           (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA commercial arbitration rules. All disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a lender of the protections afforded to it under 12 U.S.C. 91 or any similar applicable state law.

           (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as set-off, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

           (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the dispute. Arbitrators are empowered to resolve disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and suc ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

           (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (a) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (b) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

           (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

      11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Credit Parties, the Banks, the Issuing Bank and Administrative Agent, and supersedes all prior or contemporaneous agreements and any other understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

      11.19 NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Houston, Texas by their proper and duly authorized officers as of the day and year first above written.


                                  -  BORROWER  -

Address for Notice:               QUEST  RESOURCE   CORPORATION,   a Nevada
------------------                corporation,  as  Borrower and a Credit Party
5901 N. Western, Suite 200
Oklahoma City, Oklahoma 73118
Attn:  Jerry Cash
Phone:  (405) 840-9894
Fax:  (405) 840-9897
Email: jcash@stpokc.com           By: /s/ Douglas L. Lamb
                                     --------------------
                                       Douglas L. Lamb
                                       President



                                  By:  /s/ Jerry D. Cash
                                     ---------------------
                                       Jerry D. Cash
                                       Treasurer and Chief Financial Officer





                                  -  GUARANTORS  -

Address for Notice:               PONDEROSA  GAS  PIPELINE  COMPANY, INC.,
------------------                a Kansas  corporation,  as a Guarantor
5901 N. Western, Suite 200        and a Credit Party
Oklahoma City, Oklahoma 73118
Attn:  Jerry Cash
Phone:  (405) 840-9894
Fax:  (405) 840-9897
Email: jcash@stpokc.com           By: /s/ Douglas L. Lamb
                                     --------------------
                                       Douglas L. Lamb
                                       President



                                  By:  /s/ Jerry D. Cash
                                     ---------------------
                                       Jerry D. Cash
                                       Treasurer and Chief Financial Officer

                                      S-0-

Address for Notice:               QUEST  OIL  & GAS  CORPORATION,  a
------------------                Kansas    corporation,     as    a
5901 N. Western, Suite 200        Guarantor and a Credit Party
Oklahoma City, Oklahoma 73118
Attn:  Jerry Cash
Phone:  (405) 840-9894
Fax:  (405) 840-9897
Email: jcash@stpokc.com           By: /s/ Douglas L. Lamb
                                     --------------------
                                       Douglas L. Lamb
                                       President



                                  By:  /s/ Jerry D. Cash
                                     --------------------
                                       Jerry D. Cash
                                       Treasurer and Chief Financial Officer






Address for Notice:               STP  CHEROKEE,  INC.,  an Oklahoma
------------------                corporation,  as a Guarantor and a
5901 N. Western, Suite 200        Credit Party
Oklahoma City, Oklahoma 73118
Attn:  Jerry Cash
Phone:  (405) 840-9894
Fax:  (405) 840-9897
Email: jcash@stpokc.com           By: /s/ Douglas L. Lamb
                                     --------------------
                                       Douglas L. Lamb
                                       President



                                  By:  /s/ Jerry D. Cash
                                     --------------------
                                       Jerry D. Cash
                                       Treasurer and Chief Financial Officer

                                      S-1-

                                    -  ADMINISTRATIVE AGENT AND
                                    ISSUING BANK  -

Address for Notice:                 WELLS FARGO BANK TEXAS, N.A.,
------------------                  as   Administrative   Agent   and
1445 Ross Avenue, Suite 2360        Issuing Bank
MAC:  T5303-233
Dallas, Texas 75202
Attn: J. Alan Alexander, Jr.        By:  /s/ J. Alan Alexander, Jr.
Telephone: (214) 661-1237               ----------------------------
Facsimile: (214) 661-1242                J. Alan Alexander, Jr.
E-mail: alexana@wellsfargo.com           Vice President




                                   -  THE BANKS -


Address for Notice:                 WELLS FARGO BANK TEXAS, N.A.,
------------------                  a national banking association
1445 Ross Avenue, Suite 2360
MAC:  T5303-233
Dallas, Texas 75202
Attn: J. Alan Alexander, Jr.        By:  /s/ J. Alan Alexander, Jr.
Telephone: (214) 661-1237               ----------------------------
Facsimile: (214) 661-1242               J. Alan Alexander, Jr.
E-mail: alexana@wellsfargo.com          Vice President



                                      S-2-